================================================================================


                                  $140,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                         dated as of September 21, 2005,

                     Amended and Restated as of May 3, 2006,

                                  by and among

                             THE RESTAURANT COMPANY,
                                  as Borrower,

                       THE RESTAURANT HOLDING CORPORATION,
                                   as Holdings

                         the Lenders referred to herein,
                                       and
                      WACHOVIA BANK, NATIONAL ASSOCIATION,
          as Administrative Agent, Swingline Lender and Issuing Lender


                         WACHOVIA CAPITAL MARKETS, LLC,
                   as Sole Lead Arranger and Sole Book Manager


                                  BNP PARIBAS,
                              as Syndication Agent

                           WELLS FARGO FOOTHILL, INC.,
                             as Documentation Agent

                           Cahill Gordon & Reindel LLP
                                 80 Pine Street
                            New York, New York 10005


================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I

                                   DEFINITIONS


SECTION 1.1.          Definitions...............................................................................2
SECTION 1.2.          Other Definitions and Provisions.........................................................30
SECTION 1.3.          Accounting Terms.........................................................................30
SECTION 1.4.          UCC Terms................................................................................31
SECTION 1.5.          Rounding.................................................................................31
SECTION 1.6.          References to Laws.......................................................................31
SECTION 1.7.          Times of Day.............................................................................31
SECTION 1.8.          Letter of Credit Amounts.................................................................31

                                   ARTICLE II

                            REVOLVING CREDIT FACILITY

SECTION 2.1.          Revolving Credit Loans...................................................................31
SECTION 2.2.          Swingline Loans..........................................................................32
SECTION 2.3.          Procedure for Advances of Revolving Credit Loans and Swingline Loans.....................33
SECTION 2.4.          Repayment and Prepayment of Revolving Credit and Swingline Loans.........................34
SECTION 2.5.          Permanent Reduction of the Revolving Credit Commitment...................................35
SECTION 2.6.          Termination of Revolving Credit Facility.................................................35

                                   ARTICLE III

                            LETTER OF CREDIT FACILITY

SECTION 3.1.          L/C Commitment...........................................................................35
SECTION 3.2.          Procedure for Issuance of Letters of Credit..............................................36
SECTION 3.3.          Commissions and Other Charges............................................................36
SECTION 3.4.          L/C Participations.......................................................................37
SECTION 3.5.          Reimbursement Obligation of the Borrower.................................................38
SECTION 3.6.          Obligations Absolute.....................................................................39
SECTION 3.7.          Effect of Letter of Credit Application...................................................39

                                   ARTICLE IV

                               TERM LOAN FACILITY


SECTION 4.1.          Term Loan................................................................................39
SECTION 4.2.          Procedure for Advance of Term Loan.......................................................39
SECTION 4.3.          Repayment of Term Loan...................................................................40
SECTION 4.4.          Prepayments of Term Loan.................................................................40

                                    ARTICLE V

                             GENERAL LOAN PROVISIONS

SECTION 5.1.          Interest.................................................................................43
SECTION 5.2.          Notice and Manner of Conversion or Continuation of Loans.................................44
SECTION 5.3.          Fees.....................................................................................45
SECTION 5.4.          Manner of Payment........................................................................45
SECTION 5.5.          Evidence of Indebtedness.................................................................46
SECTION 5.6.          Adjustments..............................................................................46
SECTION 5.7.          Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the
                           Administrative Agent................................................................47
SECTION 5.8.          Changed Circumstances....................................................................48
SECTION 5.9.          Indemnity................................................................................48
SECTION 5.10.         Increased Costs..........................................................................49
SECTION 5.11.         Taxes....................................................................................50
SECTION 5.12.         Mitigation Obligations; Replacement of Lenders...........................................52
SECTION 5.13.         Security.................................................................................53

                                   ARTICLE VI

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

SECTION 6.1.          Closing..................................................................................53
SECTION 6.2A          Closing Date.............................................................................53
SECTION 6.2B          Conditions on Effective Date.............................................................53
SECTION 6.3           Conditions to All Extensions of Credit...................................................58

                                   ARTICLE VII

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

SECTION 7.1.          Representations and Warranties...........................................................59
SECTION 7.2.          Survival of Representations and Warranties, etc..........................................68

                                  ARTICLE VIII

                        FINANCIAL INFORMATION AND NOTICES

SECTION 8.1.          Financial Statements and Projections.....................................................68

                                      -ii-



SECTION 8.2.          Officer's Compliance Certificate.........................................................69
SECTION 8.3.          Accountants' Certificate.................................................................69
SECTION 8.4.          Other Reports............................................................................69
SECTION 8.5.          Notice of Litigation and Other Matters...................................................70
SECTION 8.6.          Accuracy of Information..................................................................71

                                   ARTICLE IX

                              AFFIRMATIVE COVENANTS

SECTION 9.1.          Preservation of Corporate Existence and Related Matters..................................71
SECTION 9.2.          Maintenance of Property..................................................................71
SECTION 9.3.          Insurance................................................................................71
SECTION 9.4.          Accounting Methods and Financial Records.................................................71
SECTION 9.5.          Payment and Performance of Obligations...................................................72
SECTION 9.6.          Compliance With Laws and Approvals.......................................................72
SECTION 9.7.          Environmental Laws.......................................................................72
SECTION 9.8.          Compliance with ERISA....................................................................72
SECTION 9.9.          Compliance With Agreements...............................................................72
SECTION 9.10.         Visits and Inspections...................................................................72
SECTION 9.11.         Additional Subsidiaries..................................................................72
SECTION 9.12.         Use of Proceeds..........................................................................73
SECTION 9.13.         Further Assurances.......................................................................74
SECTION 9.14.         Designation as Senior Debt...............................................................74
SECTION 9.15.         Post Closing Covenants...................................................................74

                                    ARTICLE X

                               FINANCIAL COVENANTS

SECTION 10.1.         Leverage Ratio...........................................................................78
SECTION 10.2.         Fixed Charge Coverage Ratio..............................................................78
SECTION 10.3.         Maximum Capital Expenditures.............................................................78

                                   ARTICLE XI

                               NEGATIVE COVENANTS

SECTION 11.1.         Limitations on Indebtedness..............................................................79
SECTION 11.2.         Limitations on Liens.....................................................................81
SECTION 11.3.         Limitations on Loans, Advances, Investments and Acquisitions.............................83
SECTION 11.4.         Limitations on Mergers and Liquidation...................................................85
SECTION 11.5.         Limitations on Asset Dispositions........................................................86
SECTION 11.6.         Limitations on Dividends and Distributions...............................................87
SECTION 11.7.         Limitations on Exchange and Issuance of Capital Stock....................................89


                                     -iii-



SECTION 11.8.         Transactions with Affiliates.............................................................89
SECTION 11.9.         Certain Accounting Changes; Organizational Documents.....................................90
SECTION 11.10.        Amendment of Material Documents..........................................................90
SECTION 11.11.        Prepayments of Subordinated Indebtedness.................................................90
SECTION 11.12.        Restrictive Agreements...................................................................90
SECTION 11.13.        Nature of Business.......................................................................92
SECTION 11.14.        Impairment of Security Interests.........................................................92

                                   ARTICLE XII

                              DEFAULT AND REMEDIES

SECTION 12.1.         Events of Default........................................................................92
SECTION 12.2.         Remedies.................................................................................94
SECTION 12.3.         Rights and Remedies Cumulative; Non-Waiver; etc..........................................95
SECTION 12.4.         Crediting of Payments and Proceeds.......................................................96
SECTION 12.5.         Administrative Agent May File Proofs of Claim............................................96

                                  ARTICLE XIII

                            THE ADMINISTRATIVE AGENT

SECTION 13.1.         Appointment and Authority................................................................97
SECTION 13.2.         Rights as a Lender.......................................................................97
SECTION 13.3.         Exculpatory Provisions...................................................................97
SECTION 13.4.         Reliance by the Administrative Agent.....................................................98
SECTION 13.5.         Delegation of Duties.....................................................................99
SECTION 13.6.         Resignation of Administrative Agent......................................................99
SECTION 13.7.         Non-Reliance on Administrative Agent and Other Lenders..................................100
SECTION 13.8.         No Other Duties, etc....................................................................100
SECTION 13.9.         Collateral and Guaranty Matters.........................................................100
SECTION 13.10.        No Fiduciary Duty.......................................................................101

                                   ARTICLE XIV

                                  MISCELLANEOUS

SECTION 14.1.         Notices.................................................................................101
SECTION 14.2.         Amendments, Waivers and Consents........................................................103
SECTION 14.3.         Expenses; Indemnity.....................................................................104
SECTION 14.4.         Right of Set-off........................................................................106
SECTION 14.5.         Governing Law...........................................................................107
SECTION 14.6.         Waiver of Jury Trial....................................................................107
SECTION 14.7.         Reversal of Payments....................................................................108
SECTION 14.8.         Injunctive Relief; Punitive Damages.....................................................108
SECTION 14.9.         Accounting Matters......................................................................108


                                      -iv-



SECTION 14.10.        Successors and Assigns; Participations..................................................109
SECTION 14.11.        Confidentiality.........................................................................111
SECTION 14.12.        Performance of Duties...................................................................112
SECTION 14.13.        All Powers Coupled with Interest........................................................112
SECTION 14.14.        Survival of Indemnities.................................................................112
SECTION 14.15.        Titles and Captions.....................................................................112
SECTION 14.16.        Severability of Provisions..............................................................112
SECTION 14.17.        Counterparts............................................................................113
SECTION 14.18.        Integration.............................................................................113
SECTION 14.19.        Term of Agreement.......................................................................113
SECTION 14.20.        Advice of Counsel, No Strict Construction...............................................113
SECTION 14.21.        USA Patriot Act.........................................................................113
SECTION 14.22.        Inconsistencies with Other Documents; Independent Effect of Covenants...................113
SECTION 14.23.        Amendment and Restatement; No Novation..................................................113

EXHIBITS

Exhibit A-1      -   Form of Revolving Credit Note
Exhibit A-2      -   Form of Swingline Note
Exhibit A-3      -   Form of Term Note
Exhibit B        -   Form of Notice of Borrowing
Exhibit C        -   Form of Notice of Account Designation
Exhibit D        -   Form of Notice of Prepayment
Exhibit E        -   Form of Notice of Conversion/Continuation
Exhibit F        -   Form of Officer's Compliance Certificate
Exhibit G        -   Form of Assignment and Assumption
Exhibit H        -   Form of Guaranty Agreement
Exhibit I        -   Form of Collateral Agreement
Exhibit J        -   Form of Joinder Agreement
Exhibit K        -   Form of Mortgage

SCHEDULES
Schedule 1.1     -   Lenders and Commitments
Schedule 1.1(a)  -   Subsidiary Guarantors
Schedule 1.1(b)  -   Adjustments
Schedule 7.1(a)  -   Jurisdictions of Organization and Qualification
Schedule 7.1(b)  -   Subsidiaries and Capitalization
Schedule 7.1(h)  -   Environmental Matters
Schedule 7.1(i)  -   ERISA Plans
Schedule 7.1(l)  -   Material Contracts
Schedule 7.1(r)  -   Casualty Events
Schedule 7.1(t)  -   Indebtedness and Guaranty Obligations
Schedule 7.1(z)  -   Acquisition Documents


                                      -v-



Schedule 9.15    -   Mortgaged Property
Schedule 11.2    -   Existing Liens
Schedule 11.3    -   Existing Loans, Advances and Investments
Schedule 11.8    -   Transactions with Affiliates



          AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 21, 2005, amended and restated as of May 3, 2006, by and among THE RESTAURANT COMPANY, a Delaware corporation (the "BORROWER"), THE RESTAURANT HOLDING CORPORATION, a Delaware corporation ("HOLDINGS"), the lenders who are or may become a party to this Agreement (collectively, the "LENDERS"), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders, BNP PARIBAS, as Syndication Agent, and WELLS FARGO FOOTHILL, INC., as Documentation Agent.

                              STATEMENT OF PURPOSE

          WHEREAS, on September 21, 2005, the Borrower, Holdings, the lenders party thereto (the "ORIGINAL LENDERS") and the Administrative Agent entered into a credit agreement (the "ORIGINAL CREDIT AGREEMENT") pursuant to which the Original Lenders committed to extend to Borrower a $25,000,000 revolving credit facility;

          WHEREAS, the Borrower has entered into a stock purchase agreement dated as of May 3, 2006 (the "PURCHASE AGREEMENT") to acquire (the "WRG ACQUISITION") all of the equity interests of Wilshire Restaurant Group, Inc., a Delaware corporation ("TARGET"), and the parent company of Marie Callender Pie Shops, Inc., a California corporation;

          WHEREAS, immediately after consummation of the WRG Acquisition, Target and its subsidiaries will become direct and indirect wholly-owned Subsidiaries of the Borrower;

          WHEREAS, the parties hereto desire to amend and restate the Original Credit Agreement in its entirety on the Effective Date to provide for the Term Loans hereunder, to permit the consummation of the WRG Acquisition and the other transactions contemplated thereby and to increase the Revolving Credit Commitments, in each case on the terms and conditions of this Agreement;

          WHEREAS, the parties hereto intend that (a) except as expressly stated herein, all Obligations under the Original Credit Agreement of the parties shall continue to exist under and be evidenced by this Agreement and the Loan Documents and (b) except as expressly stated herein or amended hereby, the Original Credit Agreement and the other Loan Documents are ratified and confirmed as remaining unmodified and in full force and effect with respect to all Obligations; and

          WHEREAS, (a) this Agreement shall be deemed to amend, restate and supersede the Original Credit Agreement, except that (1) the grants of security interests, mortgages and Liens under and pursuant to the Loan Documents shall continue unaltered, and each other Loan Document shall continue in full force and effect in accordance with its terms, and the parties hereto hereby ratify and confirm the terms thereof as being in full force and effect and unaltered by this Agreement and (2) all schedules, appendices and exhibits to the Original Credit Agreement shall be incorporated by reference herein, mutatis mutandis, except for, and to the extent that any such schedules, appendices and exhibits are expressly amended and restated in connection herewith; (b) all Obligations (including all indemnities) under the Original Credit Agreement and the other Loan Documents shall continue to be outstanding except as expressly modified by this Agreement and shall be governed in all respects by this Agreement and the other Loan Documents, it being agreed and understood that this Agreement does not constitute a novation, satisfaction, payment or reborrowing of any Obligation under the Original Credit Agreement or any other Loan Document except as expressly modified by this Agreement, nor does it operate as a waiver of any right, power or remedy of any Lender under any Loan Document (other than the Original Credit Agreement); and (c) all references to the Original Credit Agreement in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof; and

          The Borrower has requested, and the Lenders have agreed, to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree that the Original Credit Agreement is amended and restated as follows:

                                   ARTICLE I

                                   DEFINITIONS

          SECTION 1.1. DEFINITIONS. The following terms when used in this Agreement shall have the meanings assigned to them below:

          "ACQUISITION" means the acquisition, in accordance with the Acquisition Agreement, of the outstanding common stock of Holdings by TRC Holding Corp. and the redemption of the outstanding preferred stock of Holdings.

          "ACQUISITION AGREEMENT" means that certain Stock Purchase Agreement, dated as of September 2, 2005, by and among, Holdings, the common stockholders and optionholders of Holdings, the preferred stockholders of Holdings and TRC Holding Corp.

          "ACQUISITION DOCUMENTS" shall mean the collective reference to the Acquisition Agreement and the other documents listed on Schedule 7.1(z).

          "ACQUISITION TRANSACTION COSTS" means the fees and expenses incurred by Holdings and its Subsidiaries in connection with the Transactions and the WRG Acquisition.

          "ADMINISTRATIVE AGENT" means Wachovia, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to
Section 13.6.

          "ADMINISTRATIVE AGENT'S OFFICE" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 14.1(c).

          "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "AFFILIATE" means, with respect to any Person, any other Person (other than a Subsidiary of the Borrower) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. As used in this definition, the term "control" means (a) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power (excluding any securities or equity interests having such power only upon the occurrence of a contingency which has not yet occurred), or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

          "AGGREGATE COMMITMENT" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced or otherwise modified at any time or from time to time pursuant to the terms hereof. On the Effective Date, the Aggregate Commitment shall be one hundred forty million dollars ($140,000,000).

          "AGREEMENT" means this Credit Agreement, dated as of September 21, 2005 and as amended and restated as of May 3, 2006.

          "AMENDMENT TRANSACTIONS" means the execution, delivery and performance by each of the parties thereto of this Agreement, any other Loan Document as the Administrative Agent may reasonably specify and any related documents and the borrowings hereunder.

          "APPLICABLE LAW" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

          "APPLICABLE MARGIN" means (i) with respect to the Term Loans, (x) 2.75% for Libor Rate Loans when the Consolidated Leverage Ratio is greater than
4.25 and 2.50% otherwise and (y) 1.75% for Base Rate Loans when the Consolidated Leverage Ratio is greater than 4.25 and 1.50% otherwise and (ii) with respect to Revolving Credit Loans, the corresponding percentages per annum as set forth below based on the Consolidated Leverage Ratio:


--------------- -----------------------------------   ---------------   ---------------   ---------------
                                                                            LIBOR             BASE
PRICING LEVEL   CONSOLIDATED LEVERAGE RATIO           COMMITMENT FEE        SPREAD         RATE SPREAD
--------------- -----------------------------------   ---------------   ---------------   ---------------
      I         Less than or equal to 4.0                  0.50%            2.25%             1.25%
--------------- -----------------------------------   ---------------   ---------------   ---------------
      II        Greater than 4.0 to 1.00, but              0.50%            2.50%             1.50%
                less than or equal to 4.5 to 1.00
--------------- -----------------------------------   ---------------   ---------------   ---------------
     III        Greater than 4.5 to 1.00                   0.50%            2.75%             1.75%
--------------- -----------------------------------   ---------------   ---------------   ---------------

          The Applicable Margin shall be determined and adjusted quarterly on the date (each a "CALCULATION DATE") ten (10) Business Days after receipt by the Administrative Agent of the Officer's Compliance Certificate pursuant to SECTION
8.2 for the most recently ended fiscal quarter of the Borrower; PROVIDED that
(a) the Applicable Margin shall be based on Pricing Level III until the first Calculation Date occurring after the Effective Date and, thereafter the Pricing Level shall be determined by reference to the Consolidated Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, and (b) if the Borrower fails to provide the Officer's Compliance Certificate as required by Section 8.2 for the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from such Calculation Date shall be based on Pricing Level III until such time as an appropriate Officer's Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the Consolidated Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date. The Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all Extensions of Credit then existing or subsequently made or issued.

          "APPROVED FUND" means any Person (other than a natural Person), including, without limitation, any special purpose entity, that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business; PROVIDED, that such Approved Fund must be administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          "ASSET DISPOSITION" means the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of any Credit Party or any Subsidiary thereof whether by sale, lease, transfer or otherwise, in a single transaction, or in a series of related transactions in any Fiscal Year for gross proceeds in the aggregate in excess of $2,000,000. The term "Asset Disposition" shall not include any Equity Issuance.

          "ASSIGNMENT AND ASSUMPTION" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 14.10), and accepted by the Administrative Agent, in substantially the form of Exhibit G or any other form approved by the Administrative Agent.

          "ATTRIBUTABLE INDEBTEDNESS" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

          "BASE RATE" means, at any time, the higher of (a) the Prime Rate and
(b) the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

          "BASE RATE LOAN" means any Loan bearing interest at a rate based upon the Base Rate as provided in SECTION 5.1(a).

          "BORROWER" has the meaning assigned thereto in the introductory paragraph hereto.

          "BUSINESS DAY" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

          "CALCULATION DATE" has the meaning assigned thereto in the definition of Applicable Margin.

          "CAPITAL ASSET" means, with respect to the Borrower and its Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrower and its Subsidiaries.

          "CAPITAL EXPENDITURES" means with respect to the Borrower and its Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by the Borrower and its Subsidiaries during such period, as determined in accordance with GAAP.

          "CAPITAL LEASE" means any lease of any property by the Borrower or any of its Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.

          "CAPITAL STOCK" means (a) in the case of a corporation, capital stock,
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (other than Earnouts or similar consideration payable in connection with a Permitted Acquisition).

          "CASUALTY EVENT" shall mean any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of Holdings or any of its Subsidiaries. "Casualty Event" shall include but not be limited to any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Applicable Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

          "CHANGE IN CONTROL" means

          (a) (i) prior to the consummation of an IPO, an event or series of events by which any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) other than the Permitted Holders, shall obtain ownership or Control in one or more series of transactions of more than fifty percent (50%) of the aggregate voting power represented by the outstanding Capital Stock of Holdings entitled to vote in the election of members of the board of directors of Holdings or (ii) after the consummation of an IPO, any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) other than the Permitted Holders, shall obtain ownership or Control in one or more series of transactions of more than 33% of the aggregate voting power represented by the outstanding Capital Stock of Holdings and representing a greater percentage of such aggregate voting power than that represented by the Capital Stock of Holdings owned or Controlled directly or indirectly by the Permitted Holders;

          (b) Holdings shall cease to own 100% of the Capital Stock of the Borrower; or

          (c) there shall have occurred under any indenture or other instrument evidencing any Indebtedness in excess of $1,000,000 any "change in control" or similar provision (as set forth in the indenture, agreement or other evidence of such Indebtedness) obligating Holdings or the Borrower to repurchase, redeem or repay all or any part of the Indebtedness or Capital Stock provided for therein.

          "CHANGE IN LAW" means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any guideline or directive (whether or not having the force of law) by any Governmental Authority.

          "CLASS" means, with respect to any Lender, such Lender's status as a Revolving Lender or a Term Loan Lender.

          "CLOSING DATE" means September 25, 2005.

          "CODE" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or modified from time to time.

          "Collateral" means any and all of the property and assets constituting the collateral securing the Obligations pledged or granted pursuant to the Security Documents.

          "COLLATERAL AGREEMENT" means the amended and restated collateral agreement of even date executed by the Credit Parties in favor of the Administrative Agent for the benefit of itself and the Secured Parties, substantially in the form of Exhibit I.

          "COMMITMENT" means, as to any Lender, such Lender's Revolving Credit Commitment and Term Loan Commitment, as applicable.

          "COMMITMENT PERCENTAGE" means, as to any Lender, such Lender's Revolving Credit Commitment Percentage or Term Loan Commitment Percentage, as applicable.

          "CONFIDENTIAL INFORMATION MEMORANDUM": the Confidential Information Memorandum dated April 2006 and furnished to prospective lenders in connection with the syndication of the Credit Facility.

          "CONSOLIDATED" means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

          "CONSOLIDATED EBITDA" means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period PLUS (b) the sum of the following to the extent deducted in determining Consolidated Net Income: (i) income and franchise taxes, (ii) Consolidated Interest Expense, and (iii) amortization, depreciation and other non-cash charges (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), (iv) extraordinary, non-recurring or unusual losses or charges, (v) Transaction Costs, (vi) Acquisition Transaction Costs in an aggregate amount not to exceed $10,000,000, (vii) to the extent permitted to be made under this Agreement, expenses incurred pursuant to the Management Agreement in connection with the performance of management, consulting, monitoring, financial advisory or other services in respect of the Credit Parties, (viii) the GAAP rental expense associated with operating leases, (ix) store closure expense for such period as set forth in the Borrower's financial statements in accordance with GAAP and (x) Pre-Opening Costs incurred during such period in an aggregate amount not to exceed $3.5 million in any period, LESS (c) interest income, Consolidated Rental Expense (PROVIDED that, with respect to closed stores, only the Borrower's reasonable projection of cash rental expense for closed stores during the immediately succeeding four fiscal quarters shall be deducted), and any extraordinary, non-recurring or unusual gains (other than accruals of revenue in the ordinary course of business and reversals in such periods of accruals of, or reserves for, a cash charge in a prior period). Notwithstanding the foregoing, Consolidated EBITDA for the historical fiscal periods set forth in SCHEDULE 1.1(B) shall be as set forth in such schedule. For purposes of this Agreement, Consolidated EBITDA shall be adjusted on a pro forma basis, in a manner reasonably acceptable to the Administrative Agent, to include, as of the first day of any applicable period, the Acquisition, the WRG Acquisition, the Amendment Transactions and any Permitted Acquisition closed during such period, including, without limitation, adjustments reflecting any non-recurring costs and any extraordinary expenses of the Acquisition, the WRG Acquisition and any Permitted Acquisition closed during such period and any Pro Forma Cost Savings attributable to the Acquisition, the WRG Acquisition or such Permitted Acquisition, each calculated on a basis consistent with GAAP or otherwise in accordance with this Agreement or as approved by the Administrative Agent.

          "CONSOLIDATED EBITDAR" means, for any period, the sum of (i) the Consolidated EBITDA of the Borrower and its Subsidiaries for such period PLUS
(ii) Consolidated Rental Expense (PROVIDED that, with respect to closed stores, only the Borrower's reasonable projection of cash rental expense for closed stores during the immediately succeeding four fiscal quarters shall be included in Consolidated Rental Expense).

          "CONSOLIDATED FIXED CHARGES" means, for any period, the sum of the following determined on a Consolidated basis for such period, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Interest Expense LESS consolidated interest income, (b) scheduled principal payments with respect to Indebtedness, (c) cash taxes, (d) cash dividends and distributions and (e) Consolidated Rental Expense (PROVIDED that, with respect to closed stores, only the Borrower's reasonable projection of cash rental expense for closed stores during the immediately succeeding four fiscal quarters shall be included in Consolidated Rental Expense). For purposes of this Agreement, Consolidated Fixed Charges shall be adjusted on a pro forma basis, in a manner reasonably acceptable to the Administrative Agent, to give effect to any Indebtedness incurred, assumed or permanently repaid or extinguished during the applicable period in connection with the WRG Acquisition, the Amendment Transactions and any Permitted Acquisition as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.

          "CONSOLIDATED INTEREST EXPENSE" means, with respect to the Borrower and its Subsidiaries for any period, the gross interest expense (including, without limitation, interest expense attributable to Capital Leases, Synthetic Leases and all net payment obligations pursuant to Hedging Agreements) of the Borrower and its Subsidiaries, all determined for such period on a Consolidated basis, without duplication, in accordance with GAAP. For purposes of this Agreement, Consolidated Interest Expense shall be adjusted on a pro forma basis, in a manner reasonably acceptable to the Administrative Agent, to give effect to any Indebtedness incurred, assumed or permanently repaid or extinguished during the applicable period in connection with the Acquisition, the WRG Acquisition, the Amendment Transactions and any Permitted Acquisition or any disposition as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.

          "CONSOLIDATED LEVERAGE RATIO" means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness on such date, less the aggregate amount of unrestricted cash and cash equivalents of the type referred to in SECTION 11.3(B) of the Borrower and its Subsidiaries on such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or most recently prior to such date.

          "CONSOLIDATED NET INCOME" means, with respect to the Borrower and its Subsidiaries, for any period of determination, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded from Consolidated Net Income (a) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Closing Date, (b) the net income (or loss) of any Person that is not a Subsidiary, in which the Borrower or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the Borrower or any of its Subsidiaries by dividend or other distribution during such period and
(c) the net income (if positive) of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Borrower or any of its Subsidiaries of such net income is not at the time permitted by operation of the terms of its charter or any agreement or instrument applicable to such Subsidiary or Applicable Law.

          "CONSOLIDATED RENTAL EXPENSE" means, for any period, all cash rental expense of the Borrower and its Subsidiaries during such period incurred under any rental agreements or leases of real property, including space leases and ground leases, in each case with respect to operating leases.

          "CONSOLIDATED TOTAL INDEBTEDNESS" means, as of any date of determination with respect to the Borrower and its Subsidiaries on a Consolidated basis without duplication, the sum of all Indebtedness (other than (i) Guaranty Obligations with respect to the Indebtedness of franchisees to the extent incurred in accordance with this Agreement and (ii) Indebtedness of the type referred to in clauses (f) (so long as undrawn) and (g) of the definition of "Indebtedness") of the Borrower and its Subsidiaries.

          "CONTESTED COLLATERAL LIEN CONDITIONS" shall mean the following conditions:

          (a) the Borrower shall cause any proceeding instituted contesting such Lien to stay the sale or forfeiture of any portion of the Collateral on account of such Lien; and

          (b) at the option and at the request of the Administrative Agent, to the extent such Lien is in an amount in excess of $100,000, the appropriate Credit Party shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Administrative Agent's reasonable estimate of all interest and penalties related thereto; and

          (c) such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Security Documents, except if and to the extent that the Applicable Law creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Security Documents.

          "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

          "CREDIT FACILITY" means, collectively, the Revolving Credit Facility, the Term Loan Facility, the Swingline Facility and the L/C Facility.

          "CREDIT PARTIES" means, collectively, the Borrower and the Guarantors.

          "DEBT ISSUANCE" shall mean the issuance of any Indebtedness by Holdings or any of its Subsidiaries, excluding any Equity Issuance.

          "DEBT RATING" means, as of any date of determination, the ratings as determined by either S&P or Moody's of the Borrower's non-credit-enhanced, senior secured and unsecured long-term debt.

          "DEFAULT" means any of the events specified in Section 12.1 which with the passage of time, the giving of notice or any other condition would constitute an Event of Default.

          "DEFAULTING LENDER" means any Lender that (a) has failed to fund any portion of the Revolving Credit Loans, the Term Loans, participations in L/C Obligations or participations in Swingline Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless such amount is the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

          "DISPUTE" means any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan Document, between or among parties hereto and to the other Loan Documents.

          "DOLLARS" OR "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

          "DOMESTIC SUBSIDIARY" means any Subsidiary organized under the laws of any political subdivision of the United States.

          "EARNOUT" means (a) any initially contingent payment obligation related to a Permitted Acquisition, including, without limitation, in the form of earnout payments, purchase price adjustments, deferred purchase price payments and bonuses and other forms of compensation to directors, officers, employees or consultants, in each case so long as (i) such payment obligations are contingent at the time such obligation is incurred or entered into, and subject to adjustment based on the performance of the Person and/or assets so acquired, (ii) such payment obligations are not subject, at the time such obligation is entered into, to any minimum payment, in whole or in part by Holdings or any of its Subsidiaries, and (iii) prior to becoming fixed or matured, such payment obligations are not evidenced by a promissory note or secured by a pledge of assets by Holdings or any of its Subsidiaries, or (b) the portion of a payment obligation described in clause (a) which has become fixed and matured.

          "EFFECTIVE DATE" means the date of this Agreement or such later Business Day upon which each condition described in SECTION 6.1(b) shall be satisfied or waived in all respects in a manner reasonably acceptable to the Administrative Agent and the Required Lenders.

          "ELIGIBLE ASSIGNEE" means (a) a Lender, (b) an Affiliate of a Lender,
(c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent (such approval not to be unreasonably withheld or delayed), (ii) in the case of any assignment of a Revolving Credit Commitment, the Swingline Lender and the Issuing Lender, and (iii) unless a Default or Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); PROVIDED that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

          "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA which any Credit Party or Subsidiary of any Credit Party maintains, sponsors, participates in or has any liability with respect to the employees or former employees of any Credit Party or any Subsidiary of any Credit Party.

          "ENVIRONMENTAL CLAIMS" means any and all actions, suits, written demands, demand letters, claims, liens, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any Environmental Permit, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

          "ENVIRONMENTAL LAWS" means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations and the common law, and permits, licenses, approvals and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

          "ENVIRONMENTAL PERMIT" means any permit, license, approval, registration, notification, consent or other authorization required under any Environmental Law.

          "EQUITY FINANCING" shall mean (i) the cash equity investment in TRC Holding Corp. by the Equity Investors, a portion of which is further invested in cash equity in Holdings on or prior to the Closing Date, in an amount not less than $50,000,000, and (ii) rollover equity in an amount of up to $15,000,000; PROVIDED that the total Equity Financing shall not be less than $65,000,000.

          "EQUITY INVESTORS" shall mean the Permitted Holders and one or more other investors reasonably satisfactory to the Administrative Agent.

          "EQUITY ISSUANCE" means any issuance by Holdings or any of its Subsidiaries to any Person which is not a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term "Equity Issuance" shall not include (i) any Asset Disposition or (ii) any Debt Issuance.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

          "ERISA AFFILIATE" means any Person who together with any Credit Party is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

          "EURODOLLAR RESERVE PERCENTAGE" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve system (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

          "EVENT OF DEFAULT" means any of the events specified in Section 12.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

          "EXCESS CASH FLOW" means, for any period of determination, the excess, if any, of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP:

       (a)    the sum, without duplication, of

              (i)    Consolidated Net Income,

              (ii)   GAAP rental expense,

              (iii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income,

              (iv) the amount of any tax refunds to the extent not included in Consolidated Net Income, (v) decreases in working capital, and

              (vi) to the extent received in cash, returns on investments permitted pursuant to SECTION 11.3(a), (e), (f), (g), (i),
                     (L) OVER

       (b)    the sum, without duplication, of

              (i) the amount of all non-cash credits, income and gains included in arriving at Consolidated Net Income,

              (ii) to the extent consisting of payments of cash during such period, (A) Capital Expenditures, (B) investments permitted pursuant to SECTION 11.3(a), (e), (f), (g), (i), (l), (c) Permitted Acquisitions and (D) Restricted Payments permitted pursuant to SECTION 11.6(c)-(j), in each case except to the extent financed with the proceeds of other Indebtedness of the Credit Parties,

              (iii) the aggregate amount of all optional prepayments (together with any prepayment fees accompanying such prepayments) and regularly scheduled principal payments of the Term Loans made during such period, except to the extent financed with the proceeds of other Indebtedness of the Credit Parties,

              (iv) the aggregate amount of all principal payments made in respect of Indebtedness (other than the Loans) during such period, but only to the extent that such payments or prepayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness;

              (v) the aggregate amount of any permanent voluntary reduction in the Revolving Credit Commitments to the extent than an equal amount of the Revolving Credit Loans are simultaneously repaid, except to the extent financed with the proceeds of other Indebtedness of the Credit Parties,

              (vi)   increases in working capital,

              (vii) Transaction Costs and Acquisition Transaction Costs actually paid in cash and not deducted in arriving at Consolidated Net Income, and

              (viii) the sum of (A) Consolidated Rental Expense, (B) cash rent associated with Capital Leases (to the extent not included in clause (iv)) and (C) cash rent paid during such period with respect to closed stores.

          "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its net income (however denominated), franchise taxes imposed on it (in lieu of net income taxes) and branch profits taxes imposed on it, by a jurisdiction (or any political subdivision thereof) as a result of the recipient being organized or having its principal office or having any other present or former connection with such jurisdiction (other than a connection resulting from any transaction contemplated by this Agreement) or, in the case of any Lender, its applicable lending office in such jurisdiction and (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under SECTION 5.12(b)), any U.S. federal withholding tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto or designates a new Lending Office, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to SECTION 5.11(a) or (ii) is attributable to such Foreign Lender's failure to comply with SECTION 5.11(e).

          "EXTENSIONS OF CREDIT" means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, (iii) such Lender's Revolving Credit Commitment Percentage of the Swingline Loans then outstanding and (iv) the aggregate principal amount of Term Loans made by such Lender then outstanding, or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.

          "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

          "FEDERAL FUNDS RATE" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent and reasonably acceptable to the Borrower. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. Rates for weekends or holidays shall be the same as the rate for the most immediately preceding Business Day.

          "FEE LETTER" means the Fee Letter, dated April 13, 2006, between the Borrower and the Administrative Agent.

          "FISCAL YEAR" means the fiscal year of the Borrower and its Subsidiaries ending on the last Sunday in December.

          "FOREIGN LENDER" means any Lender that is not a U.S. Person within the meaning of Section 7701(a) of the Code.

          "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic Subsidiary.

          "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and (subject to SECTION 14.9) consistent with the prior financial practice of the Borrower and its Subsidiaries.

          "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, permits, licenses and exemptions of all Governmental Authorities.

          "GOVERNMENTAL AUTHORITY" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

          "GUARANTORS" means, collectively, Holdings and each Subsidiary Guarantor.

          "GUARANTY AGREEMENT" means the amended and restated unconditional guaranty agreement of even date executed by the Guarantors in favor of the Administrative Agent for the ratable benefit of itself and the Lenders, substantially in the form of EXHIBIT H.

          "GUARANTY OBLIGATION" means, with respect to the Borrower and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

          "HAZARDOUS MATERIALS" means any substances, materials, wastes, pollutants, contaminants, chemicals, compounds or constituents, including without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas, which are subject to regulation, or can give rise to liability, under any Environmental Law.

          "HEDGING AGREEMENT" means any agreement with respect to any Interest Rate Contract, forward rate agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

          "HEDGING OBLIGATIONS" means all existing or future payment and other obligations owing by the Borrower under any Hedging Agreement (which such Hedging Agreement is permitted hereunder).

          "HEIRS" of any individual means such individual's estate, spouse, lineal relatives (including adoptive descendants), administrator, committee or other personal representative or other estate planning vehicle and any custodian or trustee for the benefit of any spouse or lineal relatives (including adoptive descendants) of such individual.

          "HOLDINGS" has the meaning assigned thereto in the introductory paragraph hereto.

          "INDEBTEDNESS" means, with respect to Holdings and its Subsidiaries, at any date and without duplication, the sum of the following calculated in accordance with GAAP:

          (a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

          (b) all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition or similar agreements and all Earnouts that have not been paid within 30 days of becoming fixed and matured, but excluding all other Earnouts), except trade payables arising in the ordinary course of business not more than one hundred twenty (120) days past due;

          (c) the Attributable Indebtedness of such Person with respect to such Person's obligations in respect of Capital Leases and Synthetic Leases (in each case, regardless of whether accounted for as indebtedness under GAAP);

          (d)  all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (e)  all Guaranty Obligations of any such Person;

          (f)  all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person; and

          (g)  all Net Hedging Obligations.

          For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner unless such Indebtedness is expressly made non-recourse to such Person.

          "INDEMNIFIED TAXES" means all Taxes other than Excluded Taxes.

          "INSURANCE AND CONDEMNATION EVENT" means the receipt by Holdings or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.

          "INTEREST PERIOD" has the meaning assigned thereto in SECTION 5.1(b).

          "INTEREST RATE CONTRACT" means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement.

          "IPO" means a bona fide underwritten initial public offering of voting common Capital Stock in Holdings or a direct or indirect parent of Holdings.

          "ISP98" means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

          "ISSUING LENDER" means Wachovia, in its capacity as issuer of any Letter of Credit, or any successor thereto.

          "JOINDER AGREEMENT" means each joinder agreement executed by a Subsidiary of Holdings in favor of the Administrative Agent for the benefit of itself and the Secured Parties, substantially in the form of Exhibit J.

          "L/C COMMITMENT" means the lesser of (a) twenty-five million dollars ($25,000,000) and (b) the Revolving Credit Commitment.

          "L/C FACILITY" means the letter of credit facility established pursuant to Article III.

          "L/C OBLIGATIONS" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

          "L/C PARTICIPANTS" means the collective reference to all the Lenders other than the Issuing Lender.

          "LENDER" means each Person executing this Agreement as a Lender (including, without limitation, the Issuing Lender and the Swingline Lender unless the context otherwise requires) set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 14.10.

          "LENDING OFFICE" means, with respect to any Lender, the office of such Lender maintaining such Lender's Extensions of Credit.

          "LETTER OF CREDIT APPLICATION" means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

          "LETTERS OF CREDIT" has the meaning assigned thereto in Section 3.1.

          "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Telerate Page 3750, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

          "LIBOR RATE" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined pursuant to the following formula:

          ---------------        ----------------------------------------------
          LIBOR Rate  =          LIBOR
          ---------------        ----------------------------------------------
                                 1.00 - Eurodollar Reserve Percentage
          ---------------        ----------------------------------------------

          "LIBOR RATE LOAN" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in SECTION 5.1(a).

          "LIEN" means, with respect to any asset, any mortgage, deed of trust, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

          "LOAN DOCUMENTS" means, collectively, this Agreement, each Note, the Letter of Credit Applications, the Guaranty Agreement, the Security Documents, and each other document, instrument, certificate and agreement executed and delivered by the Borrower or any Subsidiary thereof in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Hedging Agreement).

          "LOANS" means the collective reference to the Revolving Credit Loans, the Term Loan and the Swingline Loans and "Loan" means any of such Loans.

          "MAINTENANCE CAPITAL EXPENDITURES" means Capital Expenditures for the maintenance, updating and remodeling of stores.

          "MANAGEMENT AGREEMENT" means the Management Agreement, dated as of September 21, 2005, by and among Castle Harlan, Inc., Holdings, the Borrower, TRC Holding Corp., and TRC Holding LLC as in effect on the Closing Date.

          "MATERIAL ADVERSE EFFECT" means (a) on the Effective Date, any material adverse change in (i) the condition (financial or otherwise), business, results of operations, properties, assets and liabilities (taken together) of the Borrower and its Subsidiaries, taken as a whole, or Target and its subsidiaries, taken as a whole, or (ii) the ability of the Borrower or Target to consummate the transactions contemplated by the Purchase Agreement, but for the purpose of (i) above, shall exclude any effect resulting from or related to changes or developments involving (1) a prospective change arising out of any proposed or adopted legislation, or any other proposal or enactment by any governmental, regulatory or administrative authority, (2) general conditions applicable to the economy of the United States, including changes in interest rates or financial markets, (3) conditions or effects resulting from the announcement of the existence or terms of the Purchase Agreement (including any loss, diminution or disruption, whether actual or threatened, of existing or prospective customer, distributor, supplier or employment relationships resulting therefrom), (4) acts of war, terrorism or any escalation thereof, (5) changes in accounting requirements or principles or (6) conditions generally affecting the restaurant industry in the United States, but not disproportionately affecting the Borrower, Target or any of their respective subsidiaries and similarly situated restaurant businesses and (b) at any time after the Effective Date, (i) any material adverse change in the business, assets, operations, financial condition or liabilities (whether actual or contingent) of (A) the Borrower and its Subsidiaries, taken as a whole, or (B) Holdings and its Subsidiaries, taken as a whole or (ii) any event, condition or state of facts that could reasonably be expected to (A) have such a material adverse effect or (B) materially and adversely affect the ability of Holdings, the Borrower or the Subsidiary Guarantors to perform their respective obligations under or in connection with the Loan Documents.

          "MATERIAL CONTRACT" means (a) any contract or other agreement, written or oral, of the Borrower or any of its Subsidiaries involving aggregate consideration payable to or by any such Person in an amount in excess of $2,000,000 per annum or (b) any other contract or agreement, written or oral, of the Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

          "MORTGAGED PROPERTY" means each parcel of Real Property subject to a Mortgage.

          "MORTGAGES" means the collective reference to each mortgage, deed of trust or other real property security document, encumbering all Real Property now or hereafter owned or leased by the Borrower or any Subsidiary and with respect to which the Borrower or any Subsidiary is required to deliver such mortgage, deed of trust or other document pursuant to SECTION 6.2B or 9.11(C), in each case, in form and substance reasonably satisfactory to the Administrative Agent and executed by the Borrower or any Subsidiary in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders.

          "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto.

          "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making contributions, is accruing an obligation to make contributions or has any liability with respect thereto.

          "NET CASH PROCEEDS" means, as applicable, (a) with respect to any Asset Disposition by any Credit Party, the gross cash proceeds received by Holdings or any of its Subsidiaries from such sale (net of purchase price adjustments reasonably expected to be payable in connection therewith; provided that to the extent such purchase price adjustment is determined to be not payable or is otherwise not paid within 270 days of such Asset Disposition (other than as a result of a dispute with respect to such purchase price adjustment which is subject to a resolution procedure set forth in the applicable transaction documents), such proceeds shall constitute Net Cash Proceeds), LESS the sum of (i) all income taxes and other taxes assessed by a Governmental Authority as a result of such sale and any other fees, costs and expenses incurred in connection therewith, (ii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) sold, which Indebtedness is required to be repaid in connection with such sale and (iii) the amount of any reserves established by Holdings or any of its Subsidiaries to fund any contingent liabilities reasonably expected to arise (as determined in good faith by Holdings or such applicable Subsidiary (as applicable)) within one year of such transaction that are directly attributable to such transaction, (b) with respect to any Equity Issuance or issuance of Indebtedness, the gross cash proceeds received by Holdings or any of its Subsidiaries therefrom LESS all legal, underwriting, commissions and other fees and expenses incurred in connection therewith and (c) with respect to any payment under an insurance policy or in connection with a condemnation proceeding, the gross cash proceeds received by Holdings or its Subsidiaries from an insurance company or Governmental Authority, as applicable, less the sum of (i) all fees, costs and expenses in connection therewith and
(ii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) subject to such loss or condemnation proceeding, which Indebtedness is required to be repaid in connection with such loss or condemnation proceeding.

          "NET HEDGING OBLIGATIONS" means, as of any date, with respect to a Hedging Agreement, the Termination Value of such Hedging Agreement on such date.

          "NON-CONSENTING LENDER" has the meaning assigned thereto in SECTION 14.2.

          "NOTES" means the collective reference to the Revolving Credit Notes, the Swingline Note and the Term Notes.

          "NOTICE OF ACCOUNT DESIGNATION" has the meaning assigned thereto in
SECTION 2.3(b).

          "NOTICE OF BORROWING" has the meaning assigned thereto in SECTION 2.3(a).

          "NOTICE OF CONVERSION/CONTINUATION" has the meaning assigned thereto in Section 5.2.

          "NOTICE OF PREPAYMENT" has the meaning assigned thereto in Section 2.4(b).

          "OBLIGATIONS" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) solely for the purposes of the Security Documents, all Hedging Obligations with any Person that is a Lender or an Affiliate of a Lender at the time the related Hedging Agreement is executed and (d) all other fees and commissions (including attorneys' fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent, in each case under any Loan Document with respect to any Loan or Letter of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, liquidated or unliquidated, and whether or not evidenced by any note.

          "OFAC" means the U.S. Department of the Treasury's Office of Foreign Assets Control.

          "OFFICER'S COMPLIANCE CERTIFICATE" means a certificate of the chief financial officer or the treasurer of the Borrower substantially in the form of Exhibit F.

          "OPERATING LEASE" means, as to any Person as determined in accordance with GAAP, any lease of property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

          "ORGANIZATIONAL DOCUMENTS" means (i) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws or, as the case may be, its memorandum and articles, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (iii) with respect to any general partnership, its partnership agreement, (iv) with respect to any limited liability company, its articles of organization and its operating agreement, and (v) with respect to any other Person, comparable instruments and documents. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

          "ORIGINAL CREDIT AGREEMENT" has the meaning assigned thereto in the Statement of Purpose.

          "ORIGINAL LENDERS" has the meaning assigned thereto in the Statement of Purpose.

          "OTHER TAXES" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "PARTICIPANT" has the meaning assigned thereto in SECTION 14.10(D).

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

          "PENSION PLAN" means any pension plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and (a) which is maintained for the employees of the Borrower or any ERISA Affiliates or (b) with respect to which the Borrower or any ERISA Affiliate has any liability.

          "PERMITTED ACQUISITION" means any acquisition after the Effective Date, other than the acquisition of restaurants for conversion (whether by purchase, merger, amalgamation, consolidation or otherwise), by Holdings, the Borrower or any Subsidiary Guarantor in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person if each such other acquisition meets all of the following requirements:

          (a) no less than fifteen (15) Business Days prior to the proposed closing date of such acquisition, the Borrower shall have delivered written notice of such acquisition to the Administrative Agent and the Lenders, which notice shall include the proposed closing date of such acquisition;

          (b) the Borrower shall have certified on or before the closing date of such acquisition, in writing and in a form reasonably acceptable to the Administrative Agent, that such acquisition has been approved by the board of directors or equivalent governing body of the Person to be acquired;

          (c) the Person or business to be acquired shall be in a substantially similar line of business as the Borrower and its Subsidiaries pursuant to
     SECTION 11.12;

          (d) if such transaction is a merger or consolidation, no Change of Control shall have been effected thereby and the transaction shall comply with the requirements of SECTION 11.4;

          (e) the Borrower shall have delivered to the Administrative Agent such documents reasonably requested by the Administrative Agent or the Required Lenders (through the Administrative Agent) pursuant to SECTION
     9.11 to be delivered at the time required pursuant to SECTION 9.11;

          (f) no later than five (5) Business Days prior to the proposed closing date of such acquisition, the Borrower shall have delivered to the Administrative Agent and the Lenders an Officer's Compliance Certificate for the most recent fiscal quarter end preceding such acquisition demonstrating, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, pro forma compliance (as of the date of the acquisition and after giving effect thereto, to any Extensions of Credit made or to be made in connection therewith, as if such acquisition had occurred on the first day of the applicable four-quarter period) with each covenant contained in Article X;

          (g) no later than five (5) Business Days prior to the proposed closing date of such acquisition the Borrower, to the extent requested by the Administrative Agent, (A) shall have delivered to the Administrative Agent promptly upon the finalization thereof copies of substantially final Permitted Acquisition Documents, which shall be in form and substance reasonably satisfactory to the Administrative Agent and
     (B) shall have delivered to, or made available for inspection by, the Administrative Agent substantially complete Permitted Acquisition Diligence Information;

          (h) no Event of Default shall have occurred and be continuing both before and after giving effect to such acquisition;

          (i) the Borrower shall have obtained the prior written consent of the Administrative Agent and the Required Lenders prior to the consummation of such acquisition if the Permitted Acquisition Consideration for such acquisition, together with all other acquisitions consummated during the term of this Agreement exceeds $25,000,000 in the aggregate;

          (j) the Borrower shall demonstrate, in form and substance reasonably satisfactory to the Administrative Agent, that the entity to be acquired had positive Consolidated EBITDA (all references to the Borrower and its Subsidiaries in the definition of "Consolidated EBITDA" being deemed to refer to the entity to be acquired and its Subsidiaries for the purpose of this clause (j)) for the four (4) fiscal quarter period ended prior to the proposed closing date of such acquisition;

          (k) after giving effect to the acquisition, at least $10,000,000 in unused Commitments shall exist under the Revolving Credit Facility; and

          (l) the Borrower shall provide such other documents and other information as may be reasonably requested by the Administrative Agent or the Required Lenders (through the Administrative Agent) in connection with the acquisition.

          "PERMITTED ACQUISITION CONSIDERATION" means the aggregate amount of the purchase price (including, but not limited to, any assumed debt, Earnouts (valued at the maximum amount reasonably expected to be payable thereunder as determined in good faith by the Borrower), deferred payments, or Capital Stock of the Borrower, net of the applicable acquired company's cash and cash equivalents (including investments of the type described in SECTION 11.3(b)) balance as shown on its most recent financial statements delivered in connection with the applicable Permitted Acquisition) to be paid in connection with any applicable Permitted Acquisition as set forth in the applicable Permitted Acquisition Documents executed by the Borrower or any of its Subsidiaries in order to consummate the applicable Permitted Acquisition. For the avoidance of doubt, Permitted Acquisition Consideration shall not include any Restaurant Remodeling Expenses.

          "PERMITTED ACQUISITION DILIGENCE INFORMATION" means with respect to any acquisition proposed by Holdings, the Borrower or any Subsidiary Guarantor, to the extent applicable, all material financial information, all material contracts, and all other material information, in each case, reasonably requested to be delivered to the Administrative Agent in connection with such acquisition (except to the extent that any such information is (a) subject to any confidentiality agreement, unless mutually agreeable arrangements can be made to preserve such information as confidential, (b) classified or (c) subject to any attorney-client privilege).

          "PERMITTED ACQUISITION DOCUMENTS" means with respect to any acquisition proposed by Holdings, the Borrower or any Subsidiary Guarantor, final copies (or substantially final drafts if not executed at the required time of delivery) of the purchase agreement, sale agreement, merger agreement or other agreement evidencing such acquisition, including, without limitation, all legal opinions and each other document executed, delivered, contemplated by or prepared in connection therewith and any amendment, modification or supplement to any of the foregoing.

          "PERMITTED HOLDERS" means (1) each of Castle Harlan Partners III, L.P. and Castle Harlan Partners IV, L.P. and any Person Controlling, Controlled by, or under common Control with, and any account Controlled or managed by or under common Control or management with Castle Harlan Partners III, L.P. and Castle Harlan Partners IV, L.P. or (2) Castle Harlan Inc. and employees, management and directors of (including any of their Heirs), and Persons owning accounts managed or advised by or Controlled by, any of the foregoing and their respective Affiliates.

          "PERMITTED LIENS" means the Liens permitted pursuant to SECTION 11.2.

          "PERSON" means any natural person, corporation, limited liability company, limited liability partnership, trust, joint venture, association, company, partnership, limited partnership, governmental authority or other entity.

          "PRE-OPENING COSTS" means "start-up costs" (such term used herein as defined in SOP 98-5 published by the American Institute of Certified Public Accountants) related to the acquisition, opening and organizing of new restaurants, including, without limitation, the cost of feasibility studies, staff-training, and recruiting and travel costs for employees engaged in such start-up activities.

          "PRIME RATE" means, at any time, the rate of interest per annum publicly announced from time to time by Wachovia as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by Wachovia as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

          "PRO FORMA COST SAVINGS" means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an acquisition that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the applicable calculation date and calculated on a basis that is consistent with Regulation S-X under the Securities Act of 1933 as in effect and applied as of the date of this Agreement, (ii) were actually implemented by the business that was the subject of any such acquisition within six months after the date of the acquisition and prior to the applicable calculation date that are supportable and quantifiable by the underlying accounting records of such business or (iii) relate to the business that is the subject of any such acquisition and that the Borrower reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of the acquisition and, in the case of each of (i), (ii) and (iii), are described, as provided below, in an officers' certificate, as if all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described above shall be set forth in a certificate delivered to the Administrative Agent from the Borrower's chief financial officer that outlines the specific actions taken or to be taken, the net cost savings achieved or to be achieved from each such action and that, in the case of clause (iii) above, such savings have been determined to be probable.

          "PURCHASE AGREEMENT" has the meaning assigned thereto in the Statement of Purpose.

          "REAL PROPERTY" shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

          "REGISTER" has the meaning assigned thereto in SECTION 14.10(c).

          "REIMBURSEMENT OBLIGATION" means the obligation of the Borrower to reimburse the Issuing Lender pursuant to SECTION 3.5 for amounts drawn under Letters of Credit.

          "RELATED PARTIES" means, with respect to any Person, such Person's Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

          "REQUIRED LENDERS" means, at any date, any combination of Lenders whose Revolving Credit Commitments and Term Loans outstanding aggregate more than 50 percent (50%) of the Aggregate Commitment and Term Loans outstanding or, if the Credit Facilities have been terminated pursuant to SECTION 12.2, any combination of Lenders holding more than fifty percent (50%) of the aggregate Extensions of Credit; PROVIDED that the Commitment of, and the portion of the Extensions of Credit, as applicable, held or deemed held by, any Defaulting Lender shall be excluded from the Aggregate Commitment and aggregate Extensions of Credit for purposes of making a determination of Required Lenders.

          "REQUIRED REVOLVING LENDERS" means, at any date, any combination of Lenders whose Revolving Credit Commitments aggregate more than 50 percent (50%) of the Aggregate Commitment outstanding or, if the Revolving Credit Commitments have been terminated pursuant to SECTION 12.2, any combination of Lenders holding more than fifty percent (50%) of the aggregate Extensions of Credit (without giving effect to outstanding Term Loans in the calculation of aggregate Extensions of Credit); PROVIDED that the Commitment of, and the portion of the Extensions of Credit, as applicable, held or deemed held by, any Defaulting Lender shall be excluded from the Aggregate Commitment and aggregate Extensions of Credit for purposes of making a determination of Required Revolving Lenders.

          "RESPONSIBLE OFFICER" means the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of a Credit Party or any other officer of a Credit Party reasonably acceptable to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such

Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

          "RESTAURANT PARTNERSHIP" means any Subsidiary of Holdings which operates a restaurant and is not, directly or indirectly, wholly owned.

          "RESTAURANT REMODELING EXPENSES" means expenses incurred by Holdings or any of its Subsidiaries for purpose of remodeling any restaurant.

          "REVOLVING CREDIT COMMITMENT" means (a) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to the account of the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender's name on the Register, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans, as such amount may be reduced at any time or from time to time pursuant to the terms hereof. The Revolving Credit Commitment of all Revolving Credit Lenders on the Effective Date shall be forty million dollars ($40,000,000).

          "REVOLVING CREDIT COMMITMENT PERCENTAGE" means, as to any Revolving Lender at any time, the ratio of (a) the amount of the Revolving Credit Commitment of such Revolving Credit Lender to (b) the Revolving Credit Commitments of all Revolving Credit Lenders.

          "REVOLVING CREDIT FACILITY" means the revolving credit facility established pursuant to Article II.

          "REVOLVING CREDIT LENDERS" means Lenders with a Revolving Credit Commitment.

          "REVOLVING CREDIT LOANS" means any revolving loan made to the Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

          "REVOLVING CREDIT MATURITY DATE" means the earliest to occur of (a) May 3, 2011, (b) the date of termination by the Borrower pursuant to SECTION 2.5, or (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to SECTION 12.2(a).

          "REVOLVING CREDIT NOTE" means a promissory note made by the Borrower in favor of a Revolving Credit Loan Lender evidencing the Revolving Credit Loans made by such Lender, substantially in the form of EXHIBIT A-1.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

          "SALE AND LEASEBACK TRANSACTION" means any arrangement pursuant to which the Borrower or any of its Subsidiaries, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property that the Borrower or any of its Subsidiaries (a) has sold or transferred (or is to sell or transfer) to, or arranged the purchase by, a Person and (b) intends to use for substantially the same purpose as any other property that has been sold or is transferred (or is to be sold or transferred) by the Borrower or any of its Subsidiaries (as applicable) to a Person in connection with such lease.

          "SANCTIONED ENTITY" shall mean (i) an agency of the government of,
(ii) an organization directly or indirectly controlled by, or (iii) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at HTTP://WWW.TREAS.GOV/OFFICES/ENFORCEMENT/OFAC/SANCTIONS/INDEX.HTML, or as otherwise published by OFAC from time to time as such program may be applicable to such agency, organization or person.

          "SANCTIONED PERSON" shall mean a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published by OFAC from time to time.

          "SEC" shall mean the Securities and Exchange Commission (or any successor thereto).

          "SECURED PARTIES" shall mean, collectively, the Administrative Agent, the Lenders and each party to a Hedging Agreement if at the date of entering into such Hedging Agreement such person was a Lender or an Affiliate of a Lender and such person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such person (i) appoints the Administrative Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Sections 14.2 and 14.3 and 14.5 as if it were a Lender.

          "SECURITY DOCUMENTS" means the collective reference to the Collateral Agreement, each Joinder Agreement, the Mortgages, and each other agreement or writing pursuant to which any Credit Party purports to pledge or grant a security interest in, or grant a Lien on, any property or assets securing the Obligations.

          "SENIOR NOTE AGREEMENT" shall mean any indenture, note purchase agreement or other agreement pursuant to which the Senior Notes are issued as in effect on the date hereof and thereafter amended from time to time subject to the requirements of this Agreement.

          "SENIOR NOTE DOCUMENTS" shall mean the Senior Notes, the Senior Note Agreement, the Senior Note Guarantees and all other documents executed and delivered with respect to the Senior Notes or the Senior Note Agreement.

          "SENIOR NOTE GUARANTEES" shall mean the guarantees of the Subsidiary Guarantors pursuant to the Senior Note Agreement.

          "SENIOR NOTES" shall mean Borrower's 10% Senior Notes due 2013 issued pursuant to the Senior Note Agreement and any registered notes issued by Borrower in exchange for, and as contemplated by, such notes with terms no less favorable to the Lenders than the notes issued pursuant to the Senior Note Agreement.

          "SOLVENT" means, as to Holdings and its Subsidiaries taken as a whole on a particular date, that such Persons (a) have capital sufficient to carry on their business and transactions and all business and transactions in which they are about to engage and are able to pay their debts as they mature, (b) have assets having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay their probable liabilities (including contingencies), and (c) do not believe that they will incur debts or liabilities beyond their ability to pay such debts or liabilities as they mature.

          "SUBORDINATED INDEBTEDNESS" means the collective reference to any Indebtedness of the Borrower or any Subsidiary subordinated in right and time of payment to the Obligations and containing such other terms and conditions, in each case as are reasonably satisfactory to the Required Lenders.

          "SUBSIDIARY" means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by or the management is otherwise Controlled by such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower.

          "SUBSIDIARY GUARANTORS" means each direct or indirect Subsidiary of the Borrower in existence on the Effective Date and listed on SCHEDULE 1.1(a) hereto or which becomes a party to a Joinder Agreement pursuant to SECTION 9.11.

          "SWINGLINE COMMITMENT" means the lesser of (a) five million dollars ($5,000,000) and (b) the Revolving Credit Commitment.

          "SWINGLINE FACILITY" means the swingline facility established pursuant to Section 2.2.

          "SWINGLINE LENDER" means Wachovia in its capacity as swingline lender hereunder, or any Lender that becomes the Swingline Lender upon Wachovia's resignation as Administrative Agent.

          "SWINGLINE LOAN" means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

          "SWINGLINE NOTE" means a promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form of Exhibit A-2.

          "SWINGLINE TERMINATION DATE" means the Revolving Credit Maturity Date.

          "SYNTHETIC LEASE" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

          "TAXES" means (i) all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto and (ii) all transferee, successor, joint and several, contractual or other liability (including, without limitation, liability pursuant to Treas. Reg. ss.1.1502-6 (or any similar state, local or foreign provision)) in respect of any items described in clause (i).

          "TERM LOAN" means the term loans to be made to the Borrower by the Lenders pursuant to Section 4.1.

          "TERM LOAN COMMITMENT" means (a) as to any Lender, the obligation of such Lender to make a Term Loan to the Borrower on the Effective Date in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on the Register, as such amount may be reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make Term Loans hereunder on the Effective Date. The Term Loan Commitment of all Lenders on the Effective Date shall be one hundred million dollars ($100,000,000).

          "TERM LOAN COMMITMENT PERCENTAGE" means, as to any Lender, (a) prior to making the Term Loans, the ratio of (i) the Term Loan Commitment of such Lender to (ii) the Term Loan Commitments of all Lenders and (b) after the Term Loans are made, the ratio of (i) the outstanding principal balance of the Term Loans held by such Lender to (ii) the aggregate outstanding principal balance of the Term Loan held by all Lenders.

          "TERM LOAN FACILITY" means the term loan facility established pursuant to Article IV.

          "TERM LOAN LENDERS" means Lenders with a Term Loan Commitment or Term Loans outstanding.

          "TERM LOAN MATURITY DATE" means the first to occur of (a) May 3, 2013, or (b) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 12.2(a).

          "TERM NOTE" means a promissory note made by the Borrower in favor of a Term Loan Lender evidencing the Term Loans made by such Lender, substantially in the form of Exhibit A-3.

          "TERMINATION EVENT" means except for any such event or condition that could not reasonably be expected to have a Material Adverse Effect: (a) a "Reportable Event" described in Section 4043 of ERISA for which the notice requirement has not been waived by the PBGC, or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or
(c)
the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to
Section 412 of the Code or Section 302 of ERISA, or (g) the partial or complete withdrawal of the Borrower of any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA, or (j) the "substantial cessation of operations" within the meaning of Section 4062(e) of ERISA with respect to a Pension Plan, or (k) the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security, or (l) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA).

          "TERMINATION VALUE" means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon three or more mid-market or other readily available quotations provided by recognized dealers in such Hedging Agreements (one of which may be a Lender or any Affiliate of a Lender).

          "TRANSACTION AFFILIATE" has the meaning assigned thereto in SECTION 13.10.

          "TRANSACTION COSTS" means all transaction fees, charges and other amounts related to Permitted Acquisitions (including, without limitation, any financing fees, merger and acquisition fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith).

          "TRANSACTION DOCUMENTS" shall mean the Acquisition Documents, the Senior Note Documents, the Loan Documents and the Purchase Agreement.

          "TRANSACTIONS" shall mean, collectively, the transactions to occur on or prior to the Closing Date pursuant to the Transaction Documents (other than the Purchase Agreement), including (a) the consummation of the Acquisition; (b) the execution, delivery and performance of the Loan Documents; (c) the Equity Financing; (d) the issuance of the Senior Notes; and (e) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

          "UCC" means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.

          "UNIFORM CUSTOMS" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), effective January, 1994 International Chamber of Commerce Publication No. 500.

          "UNITED STATES" or "U.S." means the United States of America.

          "WACHOVIA" means Wachovia Bank, National Association, a national banking association, and its successors.

          "WHOLLY-OWNED" means, with respect to a Subsidiary, that all of the shares of Capital Stock of such Subsidiary are, directly or indirectly, owned or Controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors' qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Borrower).

          SECTION 1.2. OTHER DEFINITIONS AND PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (d) the word "will" shall be construed to have the same meaning and effect as the word "shall", (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (f) any reference herein to any Person shall be construed to include such Person's successors and assigns, (g) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (h) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (i) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (j) the term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (k) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including," and (l) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

          SECTION 1.3. ACCOUNTING TERMS. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements required by SECTION 7.1(b), except as otherwise specifically prescribed herein.

          SECTION 1.4. UCC TERMS. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term "UCC" refers, as of any date of determination, to the UCC then in effect.

          SECTION 1.5. ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

          SECTION 1.6. REFERENCES TO LAWS. Unless otherwise expressly provided herein, references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

          SECTION 1.7. TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

          SECTION 1.8. LETTER OF CREDIT AMOUNTS. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all prospective increases thereof provided for in such Letter of Credit, whether or not such maximum face amount is in effect at such time.

                                   ARTICLE II

                            REVOLVING CREDIT FACILITY

          SECTION 2.1. REVOLVING CREDIT LOANS. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, each Revolving Credit Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date through, but not including, the Revolving Credit Maturity Date as requested by the Borrower in accordance with the terms of SECTION 2.3; PROVIDED, that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Revolving Credit Commitment less the sum of all outstanding Swingline Loans and L/C Obligations and (b) the principal amount of outstanding Revolving Credit Loans from any Revolving Credit Lender to the Borrower shall not at any time exceed such Revolving Credit Lender's Revolving Credit Commitment LESS such Revolving Credit Lender's Revolving Credit Commitment Percentage of outstanding L/C Obligations and outstanding Swingline Loans. Each Revolving Credit Loan by a Revolving Credit Lender shall be in a principal amount equal to such Revolving Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date.

          SECTION 2.2. SWINGLINE LOANS.

          (a) AVAILABILITY. Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time from the Closing Date through, but not including, the Swingline Termination Date; PROVIDED, that the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of (i) the Revolving Credit Commitment less the sum of all outstanding Revolving Credit Loans and the L/C Obligations and (ii) the Swingline Commitment.

          (b) REFUNDING.

          (i) Swingline Loans shall be refunded by the Revolving Credit Lenders on demand by the Swingline Lender. Such refundings shall be made by the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Revolving Credit Lenders on the books and records of the Administrative Agent. Each Revolving Credit Lender shall fund its respective Revolving Credit Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 1:00 p.m. on the next succeeding Business Day after such demand is made. No Revolving Credit Lender's obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Revolving Credit Lender's failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Revolving Credit Lender's Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Revolving Credit Lender to fund its Revolving Credit Commitment Percentage of a Swingline Loan.

          (ii) The Borrower shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to
Section 13.3 and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

          (iii) Each Revolving Credit Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this
Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in ARTICLE VI. Further, each Revolving Credit Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section, one of the events described in SECTION 12.1(i) or (j) shall have occurred, each Revolving Credit Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Revolving Credit Commitment Percentage of the aggregate amount of such Swingline Loan. Each Revolving Credit Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Revolving Credit Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Revolving Credit Lender such Revolving Credit Lender's participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded).

          SECTION 2.3. PROCEDURE FOR ADVANCES OF REVOLVING CREDIT LOANS AND SWINGLINE LOANS.

          (a) REQUESTS FOR BORROWING. The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of EXHIBIT B (a "NOTICE OF BORROWING") not later than 12:00 p.m. (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be, (x) with respect to Base Rate Loans (other than Swingline Loans) in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof and (z) with respect to Swingline Loans in an aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof, (C) whether such Loan is to be a Revolving Credit Loan or Swingline Loan, (D) in the case of a Revolving Credit Loan whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. A Notice of Borrowing received after 12:00 noon shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

          (b) DISBURSEMENT OF REVOLVING CREDIT AND SWINGLINE LOANS. Not later than 2:00 p.m. on the proposed borrowing date, (i) each Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form of EXHIBIT C (a "NOTICE OF ACCOUNT DESIGNATION") delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to SECTION 5.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section to the extent that any Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Revolving Credit Lenders as provided in SECTION 2.2(b).

          SECTION 2.4. REPAYMENT AND PREPAYMENT OF REVOLVING CREDIT AND SWINGLINE LOANS.

          (a) REPAYMENT ON TERMINATION DATE. The Borrower hereby agrees to repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Maturity Date, and (ii) all Swingline Loans in accordance with SECTION 2.2(B), together, in each case, with all accrued but unpaid interest thereon.

          (b) OPTIONAL PREPAYMENTS. The Borrower may at any time and from time to time prepay Revolving Credit Loans and Swingline Loans, in whole or in part, with irrevocable prior written notice to the Administrative Agent substantially in the form of EXHIBIT D (a "NOTICE OF PREPAYMENT") given not later than 12:00 noon (i) on the same Business Day for prepayment of a Base Rate Loan or Swingline Loan and (ii) at least three (3) Business Days prior to the date of prepayment of a LIBOR Rate Loan, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Rate Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $100,000 or a whole multiple of $100,000 in excess thereof with respect to Base Rate Loans (other than Swingline Loans), $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to LIBOR Rate Loans and $100,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans. A Notice of Prepayment received after 12:00 noon shall be deemed received on the next Business Day. Each such repayment shall be accompanied by any amount required to be paid pursuant to SECTION 5.9 hereof.

          (c) PREPAYMENT OF EXCESS PROCEEDS. In the event proceeds remain after the prepayments of Term Loan Facility pursuant to SECTION 4.4(b), the amount of such excess proceeds shall be used on the date of the required prepayment under
SECTION 4.4(b) to prepay the outstanding principal amount of the Revolving Credit Loans, without a corresponding reduction of the Revolving Credit Commitment.

          (d) LIMITATION ON PREPAYMENT OF LIBOR RATE LOANS. The Borrower may not prepay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

          SECTION 2.5. PERMANENT REDUCTION OF THE REVOLVING CREDIT COMMITMENT.

          (a) VOLUNTARY REDUCTION. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty,
(i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $2,000,000 or any whole multiple of $500,000 in excess thereof. Any reduction of the Revolving Credit Commitments shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Revolving Credit Commitment Percentage. All commitment fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

          (b) CORRESPONDING PAYMENT. Each permanent reduction permitted pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Revolving Credit Commitment as so reduced and if the Revolving Credit Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the Borrower shall be required to deposit cash collateral in a cash collateral account opened by the Administrative Agent in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit in excess of the Revolving Credit Commitment as so reduced. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be returned to the Borrower; PROVIDED that if an Event of Default has occurred and is continuing, all cash collateral shall be applied in accordance with SECTION 12.2(b). Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Revolving Credit Commitment and the Swingline Commitment and the Revolving Credit Facility. Such cash collateral shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be returned to the Borrower; PROVIDED that if an Event of Default has occurred and is continuing, all cash collateral shall be applied in accordance with SECTION 12.2(b). If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

          SECTION 2.6. TERMINATION OF REVOLVING CREDIT FACILITY. The Revolving Credit Facility shall terminate on the Revolving Credit Maturity Date.

                                  ARTICLE III

                            LETTER OF CREDIT FACILITY

          SECTION 3.1. L/C COMMITMENT. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in SECTION 3.4(a), agrees to issue standby letters of credit ("LETTERS OF CREDIT") for the account of the Borrower on any Business Day from the Closing Date through but not including the Revolving Credit Maturity Date in such form as may be approved from time to time by the Issuing Lender; PROVIDED, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the aggregate principal amount of outstanding Revolving Credit Loans, plus the aggregate principal amount of outstanding Swingline Loans, PLUS the aggregate amount of L/C Obligations would exceed the Revolving Credit Commitment. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $100,000 or such lesser amount as the Issuing Lender may approve, (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date no more than twelve (12) months after the date of issuance or last renewal of such Letter of Credit, which date shall be no later than the fifth (5th) Business Day prior to the Revolving Credit Maturity Date; PROVIDED that each Letter of Credit initially expiring by its terms more than one year prior to the Revolving Credit Maturity Date may provide that it will be automatically extended for an additional term of twelve (12) months or less (with identical terms as the initial Letter of Credit including, but not limited to, the fees payable on such Letter of Credit) upon its expiration with no additional action on the part of the Borrower and (iv) be subject to the Uniform Customs and/or ISP98, as set forth in the Letter of Credit Application or as determined by the Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires.

          SECTION 3.2. PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office a Letter of Credit Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Letter of Credit Application, the Issuing Lender shall process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article VI, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall promptly furnish to the Borrower a copy of such Letter of Credit and promptly notify each Lender of the issuance and upon request by any Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Lender's participation therein.

          SECTION 3.3. COMMISSIONS AND OTHER CHARGES.

          (a) LETTER OF CREDIT COMMISSIONS. The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each outstanding Letter of Credit in an amount equal to the undrawn face amount of such Letter of Credit MULTIPLIED by the Applicable Margin with respect to Revolving Credit Loans that are LIBOR Rate Loans (determined on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter, on the Revolving Credit Maturity Date and thereafter on demand of the Administrative Agent. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received pursuant to this
Section in accordance with their respective Revolving Credit Commitment Percentages.

          (b) ISSUANCE FEE. In addition to the foregoing commission, the Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender, an issuance fee with respect to each Letter of Credit in an amount equal to the face amount of such Letter of Credit multiplied by 0.25% per annum. Such issuance fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand of the Administrative Agent.

          (c) OTHER COSTS. In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

          SECTION 3.4. L/C PARTICIPATIONS.

          (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

          (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative

Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times
(iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section, if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day.

          (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this Section, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its PRO RATA share thereof; PROVIDED, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

          SECTION 3.5. REIMBURSEMENT OBLIGATION OF THE BORROWER. In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section or with funds from other sources), in same day funds, the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit (if such notice is received prior to 12:00 noon on such day, or otherwise on the next succeeding Business Day) for the amount of (a) such draft so paid and (b) any amounts referred to in SECTION 3.3(c) incurred by the Issuing Lender in connection with such payment. Unless the Borrower shall promptly notify the Issuing Lender that the Borrower intends to reimburse the Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Revolving Credit Lenders make a Revolving Credit Loan bearing interest at the Base Rate on such date in the amount of (a) such draft so paid and (b) any amounts referred to in SECTION 3.3(c) incurred by the Issuing Lender in connection with such payment, and the Revolving Credit Lenders shall make a Revolving Credit Loan bearing interest at the Base Rate in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses. Each Revolving Credit Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section to reimburse the Issuing Lender for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in SECTION 2.3(a) or ARTICLE VI. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such reimbursement was due and payable until payment in full.

          SECTION 3.6. OBLIGATIONS ABSOLUTE. The Borrower's obligations under this Article III (including, without limitation, the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees that the Issuing Lender and the L/C Participants shall not be responsible for, and the Borrower's Reimbursement Obligation under SECTION 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's bad faith, gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of bad faith, gross negligence or willful misconduct shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

          SECTION 3.7. EFFECT OF LETTER OF CREDIT APPLICATION. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this ARTICLE III, the provisions of this ARTICLE III shall apply.

                                   ARTICLE IV

                               TERM LOAN FACILITY

          SECTION 4.1. TERM LOAN. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make a Term Loan to the Borrower on the Effective Date in a principal amount equal to such Lender's Term Loan Commitment as of the Effective Date.

          SECTION 4.2. PROCEDURE FOR ADVANCE OF TERM LOAN. The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing prior to 11:00 a.m. on the Effective Date requesting that the Lenders make the Term Loan as a Base Rate Loan on such date. Upon receipt of such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Not later than 1:00 p.m. on the Effective Date, each Lender will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent's Office in immediately available funds, the amount of such Term Loan to be made by such Lender on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing.

          SECTION 4.3. REPAYMENT OF TERM LOAN. The Borrower shall repay the aggregate outstanding principal amount of the Term Loan in consecutive quarterly installments on the last Business Day of the fiscal quarter as set forth below, except as the amounts of individual installments may be adjusted pursuant to
SECTION 4.4 hereof:

==================================== ==================================
          FISCAL QUARTER                       INSTALLMENTS
------------------------------------ ----------------------------------
              Q3 2006                             $250,000.00
------------------------------------ ----------------------------------
              Q4 2006                             $250,000.00
------------------------------------ ----------------------------------
              Q1 2007                             $250,000.00
------------------------------------ ----------------------------------
              Q2 2007                             $250,000.00
------------------------------------ ----------------------------------
              Q3 2007                             $250,000.00
------------------------------------ ----------------------------------
              Q4 2007                             $250,000.00
------------------------------------ ----------------------------------
              Q1 2008                             $250,000.00
------------------------------------ ----------------------------------
              Q2 2008                             $250,000.00
------------------------------------ ----------------------------------
              Q3 2008                             $250,000.00
------------------------------------ ----------------------------------
              Q4 2008                             $250,000.00
------------------------------------ ----------------------------------
              Q1 2009                             $250,000.00
------------------------------------ ----------------------------------
              Q2 2009                             $250,000.00
------------------------------------ ----------------------------------
              Q3 2009                             $250,000.00
------------------------------------ ----------------------------------
              Q4 2009                             $250,000.00
------------------------------------ ----------------------------------
              Q1 2010                             $250,000.00
------------------------------------ ----------------------------------
              Q2 2010                             $250,000.00
------------------------------------ ----------------------------------
              Q3 2010                             $250,000.00
------------------------------------ ----------------------------------
              Q4 2010                             $250,000.00
------------------------------------ ----------------------------------
              Q1 2011                             $250,000.00
------------------------------------ ----------------------------------
              Q2 2011                             $250,000.00
------------------------------------ ----------------------------------
              Q3 2011                             $250,000.00
------------------------------------ ----------------------------------
              Q4 2011                             $250,000.00
------------------------------------ ----------------------------------
              Q1 2012                             $250,000.00
------------------------------------ ----------------------------------
              Q2 2012                             $250,000.00
------------------------------------ ----------------------------------
              Q3 2012                             $250,000.00
------------------------------------ ----------------------------------
              Q4 2012                             $250,000.00
------------------------------------ ----------------------------------
              Q1 2013                             $250,000.00
------------------------------------ ----------------------------------
       Term Loan Maturity Date                 $93,250,000.00
==================================== ==================================

If not sooner paid, the Term Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.

          SECTION 4.4. PREPAYMENTS OF TERM LOAN.

          (a) OPTIONAL PREPAYMENTS. The Borrower shall have the right at any time and from time to time, without premium or penalty, to prepay the Term Loan, in whole or in part, upon delivery to the Administrative Agent of a Notice of Prepayment not later than 12:00 noon (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans or Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Each optional prepayment of the Term Loan hereunder shall be in an aggregate principal amount of at least $2,000,000 or any whole multiple of $1,000,000 in excess thereof and shall be applied, on a pro rata basis, to the outstanding scheduled principal installments of the Term Loan. Each repayment shall be accompanied by any amount required to be paid pursuant to SECTION 5.9 hereof. A Notice of Prepayment received after 12:00 noon shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Prepayment.

          (b) MANDATORY PREPAYMENTS.

          (i) DEBT ISSUANCES. The Borrower shall prepay the Loans in the manner set forth in clause (vi) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Debt Issuance by Holdings or any of its Subsidiaries not permitted pursuant to this Agreement. Such prepayment shall be made within three (3) Business Days after the date of receipt of Net Cash Proceeds of any such transaction.

          (ii) EQUITY ISSUANCES. The Borrower shall prepay the Loans in the manner set forth in clause (vi) below in amounts equal to fifty percent (50%) of the aggregate Net Cash Proceeds from any Equity Issuance by Holdings or any of its Subsidiaries other than the exercise price on stock options issued as part of employee compensation; PROVIDED, that so long as no Event of Default has occurred and is continuing, no prepayments shall be required from the Net Cash Proceeds from Equity Issuances the proceeds of which are used (A) to finance a Permitted Acquisition or (B) to redeem Senior Notes in an aggregate amount not to exceed 35% of the original principal amount of the Senior Notes. Such prepayment shall be made within three (3) Business Days after the date of receipt of Net Cash Proceeds of any such transaction.

          (iii) ASSET DISPOSITIONS. The Borrower shall prepay the Loans in the manner set forth in clause (vi) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Asset Disposition permitted pursuant to SECTION 11.5(f) by the Borrower or any of its Subsidiaries. Such prepayments shall be made within three (3) Business Days after receipt of Net Cash Proceeds of any such transaction by the Borrower or any of its Subsidiaries; PROVIDED that, so long as no Default or Event of Default has occurred and is continuing, no prepayments shall be required hereunder in connection with Net Cash Proceeds from Asset Dispositions by the Borrower or any of its Subsidiaries which are reinvested within one hundred eighty (180) days after receipt of such Net Cash Proceeds by the Borrower or any of its Subsidiaries in assets useful in the operation of the business; PROVIDED, that if such Net Cash Proceeds are committed to be reinvested pursuant to a binding commitment or binding contract for use of such proceeds within one hundred eighty (180) days after receipt, no prepayments shall be required under this clause (iii) so long as such Net Cash Proceeds are reinvested within two hundred seventy (270) days after receipt of such Net Cash Proceeds by the Borrower or any of its Subsidiaries in similar replacement assets.

          (iv) INSURANCE AND CONDEMNATION EVENTS. The Borrower shall prepay the Loans in the manner set forth in clause (vi) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Insurance and Condemnation Event by the Borrower or any of its Subsidiaries. Such prepayments shall be made within three (3) Business Days after receipt of Net Cash Proceeds of any such transaction by the Borrower or any of its Subsidiaries; PROVIDED that, so long as no Default or Event of Default has occurred and is continuing, no prepayments shall be required hereunder in connection with Net Cash Proceeds from Insurance and Condemnation Events by the Borrower or any of its Subsidiaries which are reinvested within one hundred eighty (180) days after receipt of such Net Cash Proceeds by the Borrower or any of its Subsidiaries in similar replacement assets; PROVIDED, that if such Net Cash Proceeds are committed to be reinvested pursuant to a binding commitment or binding contract for use of such proceeds within one hundred eighty (180) days after receipt, no prepayments shall be required under this clause (iv) so long as such Net Cash Proceeds are reinvested within two hundred seventy (270) days after receipt of such Net Cash Proceeds by the Borrower or any of its Subsidiaries in similar replacement assets.

          (v) EXCESS CASH FLOW. No later than 90 days after the end of any Fiscal Year (commencing with the Fiscal Year ending December 31, 2006), the Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (vi) below in an amount equal to (i) seventy five percent (75%) of Excess Cash Flow, if any, for such Fiscal Year when the Consolidated Leverage Ratio is 3.75 or greater, (ii) fifty percent (50%) of Excess Cash Flow, if any, for such Fiscal Year when the Consolidated Leverage Ratio is 2.5 or greater and (iii) zero percent (0%) of Excess Cash Flow when the Consolidated Leverage Ratio is less than 2.5; PROVIDED that for the Fiscal Year ended December 31, 2006, Excess Cash Flow shall be calculated only for the final two fiscal quarters of such Fiscal Year.

          (vi) NOTICE; MANNER OF PAYMENT. Upon the occurrence of any event triggering the prepayment requirement under clauses (i) through (v) above, the Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each prepayment of the Loans under this Section shall be applied as follows: FIRST, to reduce on a PRO RATA basis the remaining scheduled principal installments of the Term Loans, pursuant to SECTION 4.3, second, to the extent of any excess, to repay the Revolving Credit Loans pursuant to
SECTION 2.4(c) and third, to cash collateralize Letters of Credit by depositing in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit.

Amounts prepaid under the Term Loan pursuant to this Section may not be reborrowed. Each prepayment shall be accompanied by any amount required to be paid pursuant to SECTION 5.9.

                                   ARTICLE V

                             GENERAL LOAN PROVISIONS

          SECTION 5.1. INTEREST.

          (a) INTEREST RATE OPTIONS. Subject to the provisions of this Section, at the election of the Borrower, (i) Revolving Credit Loans and the Term Loans shall bear interest at (A) the Base Rate PLUS the Applicable Margin or (B) the LIBOR Rate PLUS the Applicable Margin (PROVIDED that the LIBOR Rate shall not be available for Loans made on the Effective Date until three (3) Business Days after the Effective Date) and (ii) any Swingline Loan shall bear interest at the Base Rate PLUS the Applicable Margin. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to SECTION 5.2. Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan, and any LIBOR Rate Loan for which the Borrower fails to specify an Interest Period shall be deemed to have an Interest Period of one month.

          (b) INTEREST PERIODS. In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in SECTION 2.3 or 5.2, as applicable, shall elect an interest period (each, an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be a period of one (1), two
(2), three (3), or six (6) months; PROVIDED that:

          (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

          (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

          (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

          (iv) no Interest Period shall extend beyond the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable, and Interest Periods shall be selected by the Borrower so as to permit the Borrower to make the quarterly principal installment payments pursuant to Section 4.3 without payment of any amounts pursuant to Section 5.9; and

          (v) there shall be no more than ten (10) Interest Periods in effect at any time.

          (c) DEFAULT RATE. Immediately upon the occurrence and during the continuance of an Event of Default (i) under SECTION 12.1(a) and (b), all overdue amounts in respect of outstanding Loans and other Obligations arising hereunder or under any other Loan Document and (ii) under SECTION 12.1(I) and
(j), all amounts in respect of outstanding Loans and other Obligations arising hereunder or under any other Loan Document, shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to such Loans or such other Obligations arising hereunder or under any other Loan Document. Upon the occurrence and during the continuance of an Event of Default, all outstanding LIBOR Rate Loans shall be converted to Base Rate Loans at the end of the applicable Interest Period. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

          (d) INTEREST PAYMENT AND COMPUTATION. Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing September 30, 2005; and interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. Interest on LIBOR Rate Loans and all fees payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed and interest on Base Rate Loans shall be computed on the basis of a 365/366-day year and assessed for the actual number of days elapsed.

          (e) MAXIMUM RATE. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a PRO RATA basis. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

          SECTION 5.2. NOTICE AND MANNER OF CONVERSION OR CONTINUATION OF LOANS. Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time following the third Business Day after the Effective Date all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $1,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $500,000 or a whole multiple of $100,000 in excess thereof into Base Rate Loans (other than Swingline Loans) or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as EXHIBIT E (a "NOTICE OF CONVERSION

/CONTINUATION") not later than 11:00 a.m. three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

          SECTION 5.3. FEES.

          (a) COMMITMENT FEE. Commencing on the Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders, a non-refundable commitment fee at a rate per annum equal to 0.50% on the average daily unused portion of the Revolving Credit Commitment; PROVIDED, that the amount of outstanding Swingline Loans shall not be considered usage of the Revolving Credit Commitment for the purpose of calculating such commitment fee. The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing September 30, 2005 and ending on the Revolving Credit Maturity Date. Such commitment fee shall be distributed by the Administrative Agent to the Revolving Credit Lenders pro rata in accordance with the Lenders' respective Revolving Credit Commitment Percentages.

          (b) ADMINISTRATIVE AGENT'S AND OTHER FEES. In order to compensate the Administrative Agent for structuring and syndicating this Agreement and the Lenders for their obligations hereunder, the Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the Lenders and their Affiliates, any fees set forth in the Fee Letter.

          SECTION 5.4. MANNER OF PAYMENT. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) PRO RATA in accordance with their respective Commitment Percentages, (except as specified below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of SECTION 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's Commitment Percentage, (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of the Issuing Lender's fees or L/C Participants' commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under SECTIONS 5.9, 5.10, 5.11 or
14.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to SECTION

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5.1(b)(ii) if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

          SECTION 5.5. EVIDENCE OF INDEBTEDNESS.

          (a) EXTENSIONS OF CREDIT. The Extensions of Credit made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note, Term Note and/or Swingline Note, as applicable, which shall evidence such Lender's Revolving Credit Loans, Term Loans or Swingline Loans, as the case may be, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

          (b) PARTICIPATIONS. In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

          SECTION 5.6. ADJUSTMENTS. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to SECTIONS 5.9, 5.10, 5.11 or 14.3 hereof) greater than its PRO RATA share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and
(b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; PROVIDED that

          (a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

          (b) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

          SECTION 5.7. NATURE OF OBLIGATIONS OF LENDERS REGARDING EXTENSIONS OF CREDIT; ASSUMPTION BY THE ADMINISTRATIVE AGENT. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with SECTIONS 2.3(b) and 4.2, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of
(a) the amount not made available by such Lender in accordance with the terms hereof, TIMES (b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, TIMES (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date. Notwithstanding anything set forth herein to the contrary, any Defaulting Lender shall not (a) have any voting or consent rights under or with respect to any Loan Document or (b) constitute a "Lender" (or be included in the calculation of Required Lenders hereunder) for any voting or consent rights under or with respect to any Loan Document.

          SECTION 5.8. CHANGED CIRCUMSTANCES.

          (a) CIRCUMSTANCES AFFECTING LIBOR RATE AVAILABILITY. If with respect to any Interest Period the Administrative Agent or any Lender (after consultation with the Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via the Telerate Page 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

          (b) LAWS AFFECTING LIBOR RATE AVAILABILITY. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

          SECTION 5.9. INDEMNITY. The Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor or (d) as a consequence of the replacement of a Lender pursuant to SECTION 5.12(b). The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

          SECTION 5.10. INCREASED COSTS.


          (a)  INCREASED COSTS GENERALLY. If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

          (ii) subject any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to any Loan or any Letter of Credit made by it under this Agreement, or change the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes which shall be solely indemnified by Section 5.11 or the imposition of, or any change in the rate of any Excluded Tax payable by such Lender or the Issuing Lender); or

          (iii) impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense affecting LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting into or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Lender of issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder in respect thereof (whether of principal, interest or any other amount) then, upon written request of such Lender or the Issuing Lender, the Borrower shall promptly pay to any such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

          (b) CAPITAL REQUIREMENTS. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender's or the Issuing Lender's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time upon written request of such Lender or such Issuing Lender the Borrower shall promptly pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

          (c) CERTIFICATES FOR REIMBURSEMENT. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

          (d) DELAY IN REQUESTS. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six- (6) month period referred to above shall be extended to include the period of retroactive effect thereof).

          SECTION 5.11. TAXES.

          (a) PAYMENTS FREE OF TAXES. Any and all payments by or on account of any obligation of any Credit Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; PROVIDED that if any Credit Party shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Credit Party shall make such deductions and (iii) the applicable Credit Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

          (b) PAYMENT OF OTHER TAXES BY THE BORROWER. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

          (c) INDEMNIFICATION BY THE BORROWER. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other

Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Such indemnification shall be paid within ten (10) days from the date on which the Borrower receives written demand therefore specifying in reasonable detail the nature and amount of such Indemnified Taxes or Other Taxes. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

          (d) EVIDENCE OF PAYMENTS. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) STATUS OF LENDERS. Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do
so), whichever of the following is applicable:

          (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

          (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

          (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a bank within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

          (iv) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made.

          To the extent it is legally entitled to do so, any Lender that is a U.S. person (as that term is defined in Section 7701(a)(30) of the Code), other than a Lender that may be treated as an exempt recipient based on the indicators described in Treas. Reg. Section 1.6049-4(c)(1)(ii), hereby agrees that it shall, no later than the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, but only if such Lender is legally entitled to do so), deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) duly completed copies of Internal Revenue Service Form W-9 or successor form, certifying that such Lender is on the date of delivery thereof entitled to an exemption from United States backup withholding tax on payments made hereunder.

          (f) TREATMENT OF CERTAIN REFUNDS. If the Administrative Agent, a Lender or the Issuing Lender receives a refund of any Indemnified Taxes or Other Taxes (as determined by the Lender in its sole good faith discretion) as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Lender, as the case may be, paid in connection with obtaining such refund, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED that the Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Lender in the event the Administrative Agent, such Lender or the Issuing Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person. Notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to the Borrower the payment of which would place such Lender in a less favorable net after-tax position than such Lender would have been in if the Indemnified Taxes or Other Taxes giving rise to the additional amounts or indemnification payments in question had never been imposed in the first instance.

          (g) SURVIVAL. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section shall survive the payment in full of the Obligations and the termination of the Commitments.

          SECTION 5.12. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

          (a) DESIGNATION OF A DIFFERENT LENDING OFFICE. If any Lender requests compensation under SECTION 5.10, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 5.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to SECTION
5.10 or SECTION 5.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) REPLACEMENT OF LENDERS. If any Lender requests compensation under
SECTION 5.10, or if the Borrower is required to pay any additional amount to any Lender or any Governmental

Authority for the account of any Lender pursuant to SECTION 5.11, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, SECTION 14.10), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that

          (i) the Borrower shall have paid to the Administrative Agent the assignment fee, if any, specified in Section 14.10(b),

          (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts),

          (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.10 or payments required to be made pursuant to
     Section 5.11, such assignment will result in a reduction in such compensation or payments thereafter,

          (iv) such assignment does not conflict with Applicable Law, and

          (v) a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

          SECTION 5.13. SECURITY. The Obligations of the Borrower shall be secured as provided in the Security Documents.

                                   ARTICLE VI

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

          SECTION 6.1. CLOSING. The closing shall take place at the offices of Schulte Roth & Zabel LLP at 10:00 a.m. on May 3, 2006, or on such other place, date and time as the parties hereto shall mutually agree.

          SECTION 6.2A CLOSING DATE. The obligation of any Original Lender to make a Credit Extension on the Closing Date was subject to the satisfaction, or waiver in accordance with Section 10.5 of the Original First Lien Credit Agreement, of all of the conditions precedent set forth in Section 3.1 of the Original First Lien Credit Agreement.

          SECTION 6.2B CONDITIONS ON EFFECTIVE DATE. The obligation of the Lenders to close this Agreement and to make the Term Loans is subject to the satisfaction of each of the following conditions:

          (a) EXECUTED LOAN DOCUMENTS. This Agreement, a Revolving Credit Note in favor of each Lender requesting a Revolving Credit Note, a Term Note in favor of each Lender requesting a Term Note, a Swingline Note in favor of the Swingline Lender (if requested thereby), the Security Documents, the Guaranty Agreement, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist hereunder or thereunder.

          (b) CLOSING CERTIFICATES; ETC. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

               (i) OFFICER'S CERTIFICATE OF THE BORROWER. A certificate from a Responsible Officer signed on behalf of the Borrower to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents that are subject to materiality or Material Adverse Effect qualifications are true, correct and complete in all respects and all such representations and warranties that are not subject to materiality or Material Adverse Effect qualification are true, correct and complete in all material respects; that none of the Credit Parties is in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in Section 6.2B and Section 6.3.

               (ii) CERTIFICATE OF SECRETARY OF EACH CREDIT PARTY. A certificate of a Responsible Officer signed on behalf of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the Organizational Documents of such Credit Party, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of organization, (B) resolutions duly adopted by the board of directors or other governing body of such Credit Party authorizing the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (C) each certificate required to be delivered pursuant to SECTION 6.2B(b)(iii).

               (iii) CERTIFICATES OF GOOD STANDING. Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of organization and, to the extent requested by the Administrative Agent, each other jurisdiction where such Credit Party is qualified to do business.

               (iv) OPINIONS OF COUNSEL. Favorable opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders as to such matters with respect to the Credit Parties and the Loan Documents as are customary for transactions of this type and as the Lenders shall reasonably request.

               (v) TAX FORMS. Copies of the United States Internal Revenue Service forms required by Section 5.11(e).

               (vi) SOLVENCY. The Administrative Agent shall have received a certificate dated the Effective Date and signed by the acting senior financial director of Borrower certifying that the Credit Parties are, and after giving effect to the WRG Acquisition and the Amendment Transactions will be, Solvent.

          (c) PERSONAL PROPERTY COLLATERAL.

               (i) FILINGS AND RECORDINGS. The Administrative Agent shall have received all filings, recordations, control agreements and any other agreements and instruments that are necessary to perfect the security interests of the Administrative Agent, on behalf of itself and the Lenders, in the Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon, subject only to Permitted Liens.

               (ii) PLEDGED COLLATERAL. The Administrative Agent shall have received (A) original stock certificates evidencing the Capital Stock pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents.

               (iii) LIEN SEARCH. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, pending litigation and tax matters), in form and substance reasonably satisfactory thereto, made against the Credit Parties in any Uniform Commercial Code filings office (or applicable judicial docket) as in effect in any state in which the jurisdiction of incorporation or any of the assets of such Credit Party are located, indicating among other things that its assets are free and clear of any Lien except for Permitted Liens.

               (iv) HAZARD AND LIABILITY INSURANCE. The Administrative Agent shall have received certificates of property hazard, business interruption and liability insurance, evidence of payment of all insurance premiums for the current policy year of each (naming the Administrative Agent as loss payee (and mortgagee, as applicable) on all certificates for property hazard insurance and as additional insured on all certificates for liability insurance), and, if requested by the Administrative Agent, copies of insurance policies in the form required under the Security Documents and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

          (d) CONSENTS; DEFAULTS.

               (i) GOVERNMENTAL AND THIRD PARTY APPROVALS. The Credit Parties shall have received all material governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated by this

          Agreement and the other Loan Documents and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Credit Parties or such transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.

               (ii) NO INJUNCTION, ETC. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

          (e) FINANCIAL MATTERS.

               (i) FINANCIAL STATEMENTS. The Administrative Agent and the Lenders shall have received, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, (i) copies of audited financial statements for each of Holdings and its Subsidiaries and Target and its Subsidiaries for the three fiscal years ended December 25, 2005 and December 29, 2005, respectively, and interim unaudited financial statements for each monthly and quarterly period ended since December 25, 2005 or December 29, 2005, as the case may be, for which such statements are available prior to the Effective Date, (ii) PRO FORMA financial statements of Holdings and its Subsidiaries for the Fiscal Year ended December 25, 2005, after giving effect to the WRG Acquisition and the Amendment Transactions (prepared in accordance with Regulation S-X and the SEC's rules and including Pro Forma Cost Savings and other adjustments deemed appropriate by the Administrative Agent in its sole discretion) and (iii) annual forecasts prepared by management of balance sheets, income statements and cashflow statements of Holdings and its subsidiaries for the term of this Agreement (and which shall not be inconsistent in any material and adverse respect with information provided to the Administrative Agent prior hereto).

               (ii) FINANCIAL CONDITION CERTIFICATE. The Borrower shall have delivered to the Administrative Agent and the Lenders a certificate, in form and substance reasonably satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer (signing on behalf of the Borrower), that (A) the Borrower's material payables are current and not past due and (B) the financial projections previously delivered to the Administrative Agent and the Lenders represent the good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Borrower and its Subsidiaries (it being recognized that actual results may differ from the projected results by a material amount).

               (iii) CONSOLIDATED LEVERAGE RATIO AND PRO FORMA EBITDA. The Borrower shall have delivered to the Administrative Agent and the Lenders a certificate, in form and substance reasonably satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer (signing on behalf of the Borrower), that after giving PRO FORMA effect to the WRG Acquisition, the initial funding of the Loans and the consummation of the other elements of the Amendment Transactions, (i) the ratio of aggregate total funded debt (including capital leases) of Holdings and its Subsidiaries to pro forma EBITDA for the Fiscal Year ended December 25, 2005 (calculated in the manner set forth in the Confidential Information Memorandum) does not exceed 5.0:1.0, (ii) the Consolidated Leverage Ratio (as defined in the Senior Notes Documents) does not exceed 5.0:1.0 and (iii) the pro forma EBITDA (calculated in the manner set forth in the Confidential Information Memorandum) of Holdings and its Subsidiaries for the Fiscal Year ended December 25, 2005 is not less than $60,000,000.

               (iv) PAYMENT AT CLOSING; FEE LETTERS. The Borrower shall have paid to the Administrative Agent and the Lenders the fees set forth or referenced in SECTION 5.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, reasonable legal fees and out of pocket expenses contemplated by SECTION 6.2B(g)(iv)) and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

          (f) OTHER TRANSACTIONS.

               (i) ACQUISITION. The WRG Acquisition shall have been consummated as contemplated in the Stock Purchase Agreement and all conditions precedent to the consummation of the WRG Acquisition shall have been satisfied or, with the prior written approval of the Administrative Agent and the Lenders, waived. All existing equity interests in Target shall be exchanged for equity interests in TRC Holding, LLC and no equityholder in Target and no Permitted Holder or any of their Affiliates shall receive consideration in connection with the Amendment Transactions or the WRG Acquisition other than equity interests in TRC Holding, LLC.

          (g) MISCELLANEOUS.

               (i) EXISTING TARGET INDEBTEDNESS. All of Target's existing indebtedness (except for any such indebtedness listed on SCHEDULE 7.1(t)) shall be repaid in full (except that outstanding letters of credit may be supported by Letters of Credit under this Agreement) and terminated and all collateral security therefor shall be released, and the Administrative Agent shall have received any pay-off letters in form and substance reasonably satisfactory to it evidencing such repayment, termination, reconveyance and release.

               (ii) RATINGS. This Agreement and the Loans hereunder shall have received a debt rating from Moody's and from S&P.

               (iii) FEES. The Arranger and Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the reasonable legal fees and out-of-pocket expenses of Cahill Gordon & Reindel LLP, special counsel to the Administrative Agent, and the reasonable fees and expenses of any local counsel, foreign counsel, appraisers, consultants and other advisors) required to be reimbursed or paid by Borrower hereunder or under any other Loan Document.

               (iv) OTHER DOCUMENTS. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

          SECTION 6.3 CONDITIONS TO ALL EXTENSIONS OF CREDIT. The obligations of the Lenders to make any Extensions of Credit (including the initial Extension of Credit), convert or continue any Loan and/or the Issuing Lender to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation, conversion, issuance or extension date:

          (a) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article VII that are subject to materiality or Material Adverse Effect qualifications, shall be true, correct and complete on and as of such borrowing, continuation, conversion, issuance, or extension date, and the representations and warranties that are not subject to materiality or Material Adverse Effect qualifications, shall be true and correct in all material respects on and as of such borrowing, continuation, conversion, issuance or extension date in each case, with the same effect as if made on and as of such date, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true, correct and complete in such respects as of such earlier date.

          (b) NO EXISTING DEFAULT. No Default or Event of Default shall have occurred and be continuing (i) on the borrowing, continuation or conversion date with respect to such Loan or after giving effect to the Loans to be made, continued or converted on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.

          (c) NOTICES. The Administrative Agent shall have received a Notice of Borrowing, a Letter of Credit Application or a Notice of Conversion/Continuation, as applicable, from the Borrower in accordance with SECTION 2.3(a), SECTION 4.2 or and SECTION 5.2.

          (d) ADDITIONAL DOCUMENTS. The Administrative Agent shall be entitled, but not obligated, to request in writing and receive, prior to the making of any Extension of Credit, additional documentary information reasonably satisfactory to the Administrative

     Agent confirming the satisfaction of any of the foregoing conditions in this SECTION 6.3 if, in the good faith judgment of Administrative Agent, such request is warranted under the circumstances.

                                  ARTICLE VII

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

          SECTION 7.1. REPRESENTATIONS AND WARRANTIES. To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, each Credit Party hereby represents and warrants to the Administrative Agent and Lenders both before and after giving effect to the transactions contemplated hereunder that:

          (a) ORGANIZATION; POWER; QUALIFICATION. Each Credit Party (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and (iii) is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect. The jurisdictions in which the Credit Parties are organized and qualified to do business as of the Effective Date are described on SCHEDULE 7.1(a).

          (b) OWNERSHIP. Each Subsidiary of Holdings as of the Effective Date is listed on SCHEDULE 7.1(b). As of the Effective Date, the capitalization of Holdings and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value (or, in the case of a Subsidiary that is a limited liability company, number of units issued and percentage of ownership), described on SCHEDULE 7.1(b). All outstanding shares or other ownership interests as of the Effective Date have been duly authorized and validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and not subject to any preemptive or similar rights, except as described in SCHEDULE 7.1(b). The shareholders or beneficial owners of Holdings and its Subsidiaries and the number of shares (or percentage of ownership) owned by each as of the Effective Date are described on SCHEDULE 7.1(b). As of the Effective Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of Capital Stock of Holdings or its Subsidiaries, except as described on SCHEDULE 7.1(b).

          (c) AUTHORIZATION OF AGREEMENT, LOAN DOCUMENTS AND BORROWING. Each Credit Party has the right, power and authority to execute, deliver and perform, and has taken all necessary corporate, company or other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Credit Party that is party thereto, and each such document constitutes the legal, valid and binding obligation of each such Credit Party to the extent party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

          (d) COMPLIANCE OF AGREEMENT, LOAN DOCUMENTS AND BORROWING WITH LAWS, ETC. The execution, delivery and performance by Holdings and its Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to Holdings or any of its Subsidiaries where the failure to obtain such Governmental Approval or such violation of Applicable Law could reasonably be expected to have a Material Adverse Effect, (ii) conflict with, result in a breach of or constitute a default under the Organizational Documents of any Credit Party, (iii) conflict with, result in a breach of or constitute a default under any material indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, in each case, which could reasonably be expected to have a Material Adverse Effect, (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens or (v) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority or consent of any other Person other than consents, authorizations, filings or other acts or consents already obtained and in full force and effect, or which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect, and other than consents or filings under the UCC.

          (e) COMPLIANCE WITH LAW; GOVERNMENTAL APPROVALS. Except for Environmental Laws and Environmental Permits exclusively set forth in
     SECTION 7.1(h) hereof, each Credit Party (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties and (iii) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law except in each case (i), (ii) or (iii) where the failure to have, comply, file or retain could not reasonably be expected to have a Material Adverse Effect.

          (f) TAX RETURNS AND PAYMENTS. Each Credit Party has timely and duly filed or caused to be filed all federal, and all material state, local and other Tax returns required by Applicable Law to be filed, and has timely paid, or made adequate provision for the payment of, all federal, state, local and other Taxes upon it and its property, income, profits and assets which are due and payable, except where such Taxes are being contested in good faith and by appropriate proceedings (where such proceedings stay the sale or forfeiture of any portion of the Collateral) and where adequate reserves are maintained to the extent required by GAAP. Such returns accurately reflect in all material respects all liability for Taxes of each Credit Party for the periods covered thereby. There is no ongoing or proposed audit or examination or, to the knowledge of Holdings or the Borrower, other investigation by any Governmental Authority of the Tax liability of any Credit Party. Neither the Borrower nor any subsidiary thereof has ever been a party to a "listed transaction" within the meaning of Treas. Reg. Section 1.6011-4(b)(2), except as would not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.

          (g) INTELLECTUAL PROPERTY MATTERS. Each Credit Party owns or possesses rights to use all material franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights and other rights with respect to the foregoing which are reasonably necessary to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Credit Party is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, except revocations, terminations and liability which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (h) ENVIRONMENTAL MATTERS.

          (i) Except as set forth in SCHEDULE 7.1(h)(i) and except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

               (A) The Borrower and its Subsidiaries and their businesses, operations and properties owned, operated and leased are in compliance with, and have no liability under, any applicable Environmental Law;

               (B) The Borrower and its Subsidiaries have obtained all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their property, under Environmental Law, and all such Environmental Permits are valid and in good standing;

               (C) There has been no Release or threatened Release of Hazardous Material on, at, under or from any property or facility presently or, to the knowledge of the Borrower or its Subsidiaries, formerly owned, leased or operated by the Borrower and its Subsidiaries or their predecessors in interest, that could result in liability or violation by the Borrower and its Subsidiaries under any applicable Environmental Law; and

               (D) There is no Environmental Claim pending or, to the knowledge of the Borrower threatened, against the Borrower and its Subsidiaries or relating to the property currently or, to the knowledge of the Borrower and its Subsidiaries, formerly owned, leased or operated by the Borrower and its Subsidiaries or their predecessors in interest or relating to the operations of the Borrower and its Subsidiaries, and there are no actions, activities, circumstances, conditions, events or incidents that could form the basis of such an Environmental Claim;

               (E) None of the Borrower or any of its Subsidiaries is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract, agreement or operation of law, and no Company is conducting or financing any investigation, remediation or other corrective action pursuant to any Environmental Law at any other location; and

               (F) No property or facility owned, operated or leased by the Borrower and its Subsidiaries and, to the knowledge of the Borrower, no Real Property or facility formerly owned, operated or leased by the Borrower and its Subsidiaries or their predecessors in interest is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or (iii) included on any similar list maintained by any Governmental Authority including any such list relating to petroleum;

          (ii) Except as set forth in SCHEDULE 7.1(h)(ii):

               (A) No Lien has been recorded or, to the knowledge of any Borrower or any of its Subsidiaries, threatened under any Environmental Law with respect to any property or other assets currently owned, operated or leased by any of them;

               (B) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any applicable Environmental Law; and

               (C) The Borrower and its Subsidiaries have made available to the Lenders all material records and files in the possession, custody or control of, or otherwise reasonably available to, them concerning actual or potential compliance with or liability under Environmental Law of any of them or any of their respective predecessors in interest, including those concerning the actual or suspected existence of Hazardous Material at Real Property or facilities currently or formerly owned, operated, leased or used by the Borrower or any of its Subsidiaries.

          (i) ERISA.

               (i) As of the Effective Date, the Borrower and its Subsidiaries do not maintain or contribute to, or have any obligation under, any Employee Benefit Plans other than those identified on SCHEDULE 7.1(i);

               (ii) The Borrower is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with


                                      -62
          respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in
          Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired. No liability has been incurred by the Borrower which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect;

               (iii) Except where the failure of any of the following representations to be correct in all material respects could not reasonably be expected to have a Material Adverse Effect, as of the Closing Date, no Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by
          Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under
          Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

               (iv) Except where the failure of any of the following representations to be correct in all material respects could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor, with respect to clauses (B), (C) or (D), any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4075 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

               (v) No Termination Event has occurred or is reasonably expected to occur;

               (vi) Except where the failure of any of the following representations to be correct in all material respects could not reasonably be expected to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim


                                      -63
          in the ordinary course of business), lawsuit and/or investigation is existing or, to the best knowledge of the Borrower threatened concerning or involving any Employee Benefit Plan; and

               (vii) The present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Pension Plans by an amount that could reasonably be expected to have a Material Adverse Effect.

          (j) MARGIN STOCK. No Credit Party is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

          (k) GOVERNMENT REGULATION. Neither Holdings nor any Subsidiary thereof is an "investment company" or a company "controlled" by a " registered investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended).

          (l) MATERIAL CONTRACTS. SCHEDULE 7.1(l) sets forth a complete and accurate list of all Material Contracts of Holdings and its Subsidiaries in effect as of the Effective Date; other than as set forth in SCHEDULE 7.1(l), each such Material Contract, to the knowledge of the Borrower, is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. To the extent requested by the Administrative Agent and the Lenders, Holdings and its Subsidiaries have delivered to the Administrative Agent a true and complete copy of each Material Contract required to be listed on SCHEDULE 7.1(L). Neither Holdings nor any Subsidiary (nor, to the knowledge of the Borrower, any other party thereto) is in breach of or in default under any Material Contract in any material respect.

          (m) EMPLOYEE RELATIONS. Neither Holdings nor any of its Subsidiaries are party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

          (n) BURDENSOME PROVISIONS. No Credit Party is party to any material agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital

     Stock to the Borrower or any Subsidiary or to transfer any of its assets or properties to the Borrower or any other Subsidiary in each case other than existing under or by reason of the Loan Documents, the Senior Note Documents, Applicable Law or as permitted by SECTION 11.11.

          (o) FINANCIAL STATEMENTS. The (i) audited financial statements delivered pursuant to SECTION 8.1(b) and (ii) unaudited financial statements delivered pursuant to SECTION 8.1(a), are complete and correct and fairly present in all material respects on a Consolidated basis the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. Such financial statements show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments, and Indebtedness, in each case, to the extent required to be disclosed under GAAP. The annual business plan and projections delivered pursuant to
     SECTION 8.1(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions are believed to be reasonable in light of then existing conditions, it being recognized that actual results may differ from the projected results by a material amount.

          (p) NO MATERIAL ADVERSE CHANGE. Since December 25, 2005 (and, on the Effective Date, with respect to WRG and its subsidiaries, since December 29, 2005), there has been no Material Adverse Effect.

          (q) SOLVENCY. As of the Effective Date and after giving effect to each Extension of Credit made hereunder, Holdings and each of its Subsidiaries will be Solvent.

          (r) PROPERTIES.

               (i) Titles to Properties. Each of Holdings and its Subsidiaries has good title to the Real Property owned or a valid leasehold in the Real Property leased by it as is necessary or desirable to the conduct of its business as currently conducted and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrower and its Subsidiaries delivered pursuant to Section 7.1(o), except those which have been disposed of by Holdings or its Subsidiaries subsequent to such date in the ordinary course of business or as otherwise expressly permitted hereunder.

               (ii) The property of the Holdings and its Subsidiaries, taken as a whole, (x) is in good operating order, condition and repair (ordinary wear and tear excepted) and (y) constitutes all the property which is required for the business and operations of the Holdings and any Subsidiary as presently conducted.

               (iii) Real Property. Schedules 8(a) and 8(b) to the Perfection Certificate dated the Effective Date contain a true and complete list of each interest in Real Property


                                      -65

          (i) owned by Holdings and any Subsidiary as of the date hereof and describes the type of interest therein held by Holding and each Subsidiary and whether such owned Real Property is leased and if leased whether the underlying Lease contains any option to purchase all or any portion of such Real Property or any interest therein or contains any right of first refusal relating to any sale of such Real Property or any portion thereof or interest therein and (ii) leased, subleased or otherwise occupied or utilized by Holding or any Subsidiary, as lessee, sublessee, franchisee or licensee, as of the date hereof and describes the type of interest therein held by Holdings or any Subsidiary and, whether any Lease requires the consent of the landlord or tenant thereunder, or other party thereto, to the Transactions or the Amendment Transactions.

               (iv) No Casualty Event. Except as set forth on Schedule 7.1(r), no Credit Party has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any portion of its property, except for any Casualty Event, written notice of which has been given to the Administrative Agent or which could not reasonably be expected to have a Material Adverse Effect. Based on the Federal Emergency Agency Standard Flood Hazard Determination required pursuant to Section 9.15(a)(i)(C) hereto, no Mortgage encumbers improved Real Property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 9.3.

          (s) LIENS. None of the properties and assets of Holdings or any Subsidiary is subject to any Lien, except Permitted Liens. Neither Holdings nor any Subsidiary thereof has signed any financing statement or any security agreement authorizing any secured party thereunder to file any financing statement, except to perfect Permitted Liens.

          (t) INDEBTEDNESS AND GUARANTY OBLIGATIONS. SCHEDULE 7.1(t) is a complete and correct listing of all Indebtedness and Guaranty Obligations of Holdings and its Subsidiaries as of the Effective Date in excess of $1,000,000, after giving effect to the WRG Acquisition, the Amendment Transactions and the application of the proceeds therefrom. Holdings and its Subsidiaries have performed and are in compliance with all of the material terms of such Indebtedness and Guaranty Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of Holdings or any of its Subsidiaries exists with respect to any such Indebtedness or Guaranty Obligation.

          (u) LITIGATION. There are no actions, suits or proceedings pending nor, to the knowledge of the Borrower, threatened against Holdings or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

          (v) ABSENCE OF DEFAULTS. No event has occurred or is continuing which
     (i) constitutes a Default or an Event of Default, or (ii) constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Credit Party under any Material Contract or judgment, decree or order to which such Credit Party is a party or by which such Credit Party or any of their respective properties may be bound, which default or event of default could reasonably be expected to have a Material Adverse Effect.

          (w) OFAC AND PATRIOT ACT. None of Holdings, any Subsidiary of Holdings or any Affiliate of Holdings or any Guarantor: (i) is a Sanctioned Person,
     (ii) has more than 10% of its assets in Sanctioned Entities, (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities, or (iv) is, or after the applications of the proceeds of any Loan will be, in violation of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56. The proceeds of any Loan will not be used and have not been used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

          (x) DISCLOSURE. Holdings and/or its Subsidiaries have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which Holdings or any of its Subsidiaries are subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No financial statement, material report, material certificate or other material information furnished (in writing), taken together as a whole, by or on behalf of any of Holdings or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized that actual results may differ from the projected results by a material amount.

          (y) USE OF PROCEEDS. Borrower will use the proceeds of (i) the Loans made on the Closing Date to repay all existing indebtedness of Target and for related fees and expenses and (ii) the Revolving Loans and Swingline Loans made after Effective Date for working capital and other general corporate purposes (including to effect Permitted Acquisitions).

          (z) ACQUISITION DOCUMENTS; REPRESENTATIONS AND WARRANTIES IN ACQUISITION AGREEMENT. The Lenders have been furnished true and complete copies of the Acquisition Agreement, including all schedules and exhibits thereto to the extent executed and delivered on or prior to the Effective Date.

          (aa) COLLATERAL. Each Credit Party owns or has rights to use all of the Collateral and all rights with respect thereto used in, necessary for or material to Holdings' and each other Credit Party's business as currently conducted. No claim has been made and remains outstanding that any Credit Party's use of any Collateral does or may violate the rights of any third party that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          SECTION 7.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties set forth in this Article VII and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Effective Date (except those that are expressly made as of a specific date), shall survive the Effective Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                  ARTICLE VIII

                        FINANCIAL INFORMATION AND NOTICES

          Until all the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in SECTION 14.2, the Borrower will furnish or cause to be furnished to the Administrative Agent at the Administrative Agent's Office at the address set forth in SECTION 14.1 and to the Lenders at their respective addresses as set forth on the Register, or such other office as may be designated by the Administrative Agent and Lenders from time to time:

          SECTION 8.1. FINANCIAL STATEMENTS AND PROJECTIONS.

          (a) QUARTERLY FINANCIAL STATEMENTS. As soon as practicable and in any event within forty-five (45) days (or, if earlier, on the date of any required public filing thereof) after the end of each fiscal quarter (other than the fourth such quarter) of each Fiscal Year, an unaudited Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated and consolidating statements of income, retained earnings and cash flows and a report containing management's discussion and analysis of such financial statements for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments. Delivery by the Borrower to the Administrative Agent and the Lenders of Holdings' or the Borrower's quarterly report to the SEC on Form 10-Q with respect to any fiscal quarter within the period specified above shall be deemed to be compliance by the Borrower with this SECTION 8.1(a).

          (b) ANNUAL FINANCIAL STATEMENTS. As soon as practicable and in any event within ninety (90) days (or, if earlier, on the date of any required public filing thereof) after the end of each Fiscal Year, an audited Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated and consolidating statements of income, retained earnings and cash flows and a report containing management's discussion and analysis of such financial statements for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. Such annual financial statements shall be audited by an independent certified public accounting firm acceptable to the Administrative Agent, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP. Delivery by the Borrower to the Administrative Agent and the Lenders of Holdings' or the Borrower's annual report to the SEC on Form 10-K with respect to any fiscal quarter, within the period specified above shall be deemed to be compliance by the Borrower with this SECTION 8.1(b).

          (c) ANNUAL BUSINESS PLAN AND FINANCIAL PROJECTIONS. As soon as practicable and in any event within forty-five (45) after the beginning of each Fiscal Year, a business plan of the Borrower and its Subsidiaries for the ensuing four fiscal quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet, accompanied by a certificate from a Responsible Officer of the Borrower to the effect that, to the best of such officer's knowledge, such projections are good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of Holdings and its Subsidiaries for such four quarter period, it being recognized that actual results may differ from the projected results by a material amount.

          SECTION 8.2. OFFICER'S COMPLIANCE CERTIFICATE. At each time financial statements are delivered pursuant to SECTIONS 8.1(a) or (b), an Officer's Compliance Certificate.

          SECTION 8.3. ACCOUNTANTS' CERTIFICATE. At each time financial statements are delivered pursuant to SECTION 8.1(B), a certificate of the independent public accountants certifying such financial statements that in connection with their audit, nothing came to their attention that caused them to believe that Holdings or the Borrower failed to comply with the terms, covenants, provisions or conditions of ARTICLE X or, if such is not the case, specifying such non-compliance and its nature and period of existence (it being understood that such certificate shall be limited to the items and scope that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs).

          SECTION 8.4. OTHER REPORTS.

          (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto; and

          (b) such other information regarding the operations, business affairs and financial condition of Holdings or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

          SECTION 8.5. NOTICE OF LITIGATION AND OTHER MATTERS. Prompt (but in no event later than ten (10) days after a Responsible Officer of the Borrower obtains knowledge thereof) telephonic and written notice of:

          (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving Holdings or any Subsidiary thereof or any of their respective properties, assets or businesses that if adversely determined could reasonably be expected to result in a Material Adverse Effect;

          (b) any notice of any violation received by Holdings or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

          (c) any labor controversy that has resulted in, or is reasonably likely to result in, a strike or other work action against Holdings or any Subsidiary thereof and could reasonably be expected to result in Material Adverse Effect;

          (d) any attachment, judgment, lien, levy or order exceeding $1,000,000 that may be assessed against or threatened against Holdings or any Subsidiary thereof;

          (e) (i) any Default or Event of Default or (ii) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which Holdings or any of its Subsidiaries is a party or by which Holdings or any Subsidiary thereof or any of their respective properties may be bound which could reasonably be expected to have a Material Adverse Effect;

          (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under
     Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA, in each case, which could result in liability to a Credit Party or a Subsidiary of a Credit Party in an aggregate amount exceeding $1,000,000; and

          (g) promptly upon becoming aware thereof, any announcement by Moody's or S&P of any change in a Debt Rating.

          SECTION 8.6. ACCURACY OF INFORMATION. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower to the Administrative Agent or any Lender whether pursuant to this
ARTICLE VIII or any other provision of this Agreement, or any of the Security Documents, shall, at the time the same is so furnished, comply with the representations and warranties set forth in SECTION 7.1(x).

                                   ARTICLE IX

                              AFFIRMATIVE COVENANTS

          Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner PROVIDED for in SECTION 14.2, Holdings will, and will cause each of its Subsidiaries to:

          SECTION 9.1. PRESERVATION OF CORPORATE EXISTENCE AND RELATED MATTERS. Except as permitted by SECTION 11.4, preserve and maintain (i) its separate corporate existence and (ii) all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under Applicable Law except, in the case of clause (ii), as could not reasonably be expected to have a Material Adverse Effect.

          SECTION 9.2. MAINTENANCE OF PROPERTY. In addition to the requirements of any of the Security Documents, protect and preserve all properties necessary in and necessary for the conduct of its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition, ordinary wear and tear excepted, all buildings, equipment and other tangible real and personal property necessary for the conduct of its business; and from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner.

          SECTION 9.3. INSURANCE. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and as are required by any Security Documents (including, without limitation, hazard and business interruption insurance), and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

          SECTION 9.4. ACCOUNTING METHODS AND FINANCIAL RECORDS. Maintain a system of accounting, and keep proper books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

          SECTION 9.5. PAYMENT AND PERFORMANCE OF OBLIGATIONS. Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all Indebtedness and other obligations and liabilities in accordance with customary trade practices; provided, that Holdings or such Subsidiary may contest any item described in clauses (a) or (b) of this Section in good faith so long as (i) adequate reserves are maintained with respect thereto in accordance with GAAP and (ii) appropriate protective actions are taken so that all or any part of the Collateral is not subject to a sale or foreclosure during such a contest.

          SECTION 9.6. COMPLIANCE WITH LAWS AND APPROVALS. Observe and remain in compliance in all material respects with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

          SECTION 9.7. ENVIRONMENTAL LAWS. In addition to and without limiting the generality of SECTION 9.6, (a) comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws, and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, except in each case as would not reasonably be expected to have a Material Adverse Effect.

          SECTION 9.8. COMPLIANCE WITH ERISA. In addition to and without limiting the generality of SECTION 9.6, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with all material applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, and (ii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (b) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

          SECTION 9.9. COMPLIANCE WITH AGREEMENTS. Comply in all material respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract, except if such noncompliance would not reasonably be expected to have a Material Adverse Effect.

          SECTION 9.10. VISITS AND INSPECTIONS. Permit representatives of the Administrative Agent or any Lender, from time to time upon prior reasonable notice and at such times during normal business hours, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects, in each case, other than (x) materials and affairs protected by the attorney-client privilege and

(y) materials which Holdings or its Subsidiaries may not disclose without violating confidentiality restrictions binding on it. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or any Lender may do any of the foregoing at any time without advance notice.

          SECTION 9.11. ADDITIONAL SUBSIDIARIES.

          (a) ADDITIONAL DOMESTIC SUBSIDIARIES. Notify the Administrative Agent of the creation or acquisition of any Domestic Subsidiary and promptly thereafter (and in any event within thirty (30) days after such creation or acquisition), cause such Person (other than a Restaurant Partnership), to (i) become a Guarantor by delivering to the Administrative Agent a duly executed Joinder Agreement, (ii) grant to the Administrative Agent a security interest in all assets owned by such Subsidiary (other than assets of a type that are excluded from the definition of "Collateral" under the Collateral Agreement) by delivering to the Administrative Agent a Joinder Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each Security Document, (iii) deliver to the Administrative Agent such documents and certificates referred to in SECTION 6.2B as may be reasonably requested by the Administrative Agent, (iv) deliver to the Administrative Agent such original Capital Stock or other certificates, if any, and stock or other transfer powers, if any, evidencing the Capital Stock of such Person held by Holdings or any of its Subsidiaries, (v) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Person, and (vi) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent; PROVIDED that no Domestic Subsidiary shall be required to pledge the stock or assets of a "controlled foreign corporation" within the meaning of Section 957 of the Code (a "CFC") except such Domestic Subsidiary shall pledge sixty-five percent (65%) of the total outstanding voting Capital Stock and all outstanding non-voting Capital Stock of any first tier CFC.

          (b) ADDITIONAL FOREIGN SUBSIDIARIES. Notify the Administrative Agent of the creation or acquisition of any Foreign Subsidiary, and promptly thereafter (and in any event within forty-five (45) days after notification),
(i) if such Foreign Subsidiary is a first tier Foreign Subsidiary (other than a Restaurant Partnership), deliver to the Administrative Agent a Security Document pledging sixty-five percent (65%) of the total outstanding voting Capital Stock and all outstanding non-voting Capital Stock of such new Foreign Subsidiary and a consent thereto executed by such new Foreign Subsidiary (including, without limitation, if applicable, original stock certificates (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Capital Stock of such new Foreign Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof), (ii) cause such Person (other than a Restaurant Partnership) to become a Guarantor by delivering to the Administrative Agent a duly executed Joinder Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (iii) cause such Person (other than a Restaurant Partnership) to deliver to the Administrative Agent such documents and certificates referred to in SECTION 6.2B as may be reasonably requested by the Administrative Agent, (iv) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with regard to such Person (other than a Restaurant Partnership) and (v) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent; PROVIDED that no Subsidiary that is a CFC shall be required to become a Guarantor or pledge any assets hereunder to the extent such guarantee or pledge could result in a material tax liability.

          (c) REAL PROPERTY COLLATERAL. Notify the Administrative Agent, within ten (10) days after the acquisition by any Credit Party of fee title to any Real Property that is not subject to the existing Security Documents and that has a fair market value of at least $500,000, and within sixty (60) days following request by the Administrative Agent or the Required Lenders, deliver such mortgages, deeds of trust, title insurance policies, surveys, opinions of counsel and other documents reasonably requested by the Administrative Agent in connection with granting and perfecting a first priority Lien, other than Permitted Liens, on such real property in favor of the Administrative Agent, for the benefit of itself and the Secured Parties, which shall be, (i) in the case of any additional mortgage or deed of trust, substantially consistent with EXHIBIT K, (ii) in the case of the other related documentation, comparable to the documentation delivered in connection with the Real Property for which Mortgages were delivered on the Closing Date, and (iii) in all cases, as are acceptable to the Administrative Agent.

          SECTION 9.12. USE OF PROCEEDS. On the Effective Date, the Borrower shall use the proceeds of the Extensions of Credit only for the purposes set for in SECTION 7.1(y).

          SECTION 9.13. FURTHER ASSURANCES. Make, do, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Letters of Credit and the other Loan Documents.

          SECTION 9.14. DESIGNATION AS SENIOR DEBT. Cause all Obligations under this Agreement to be "Designated Senior Debt" (or similar term) under all Subordinated Indebtedness.

          SECTION 9.15. POST CLOSING COVENANT.

          (a) To the extent not previously delivered, no later than 30 days after the Effective Date:

          (i) MORTGAGE AMENDMENTS. The Administrative Agent shall have received with respect to each Mortgage encumbering Mortgaged Property in existence prior to the Effective Date and set forth on SCHEDULE 9.15 hereto, an amendment thereof (each a "MORTGAGE AMENDMENT") duly executed and acknowledged by the applicable Credit Party, and in form for recording in the recording office where each such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under Applicable Law, in each case in form and substance reasonably satisfactory to the Administrative Agent;

          (ii) with respect to each Mortgage Amendment, a copy of the existing mortgage title insurance policy and an endorsement with respect thereto (collectively, the

     "MORTGAGE POLICY") relating to the Mortgage encumbering such Mortgaged Property assuring the Administrative Agent that the Mortgage, as amended by the Mortgage Amendment is a valid and enforceable first priority lien on such Mortgaged Property in favor of the Administrative Agent for the benefit of the Secured Parties free and clear of all defects and encumbrances and liens except as listed on Schedule B of the Title Policy, and such Mortgage Policy shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent; and

          (iii) with respect to each Mortgage Amendment, opinions of local counsel to the Credit Parties, which opinions (x) shall be addressed to the Administrative Agent and each of the Lenders and be dated the Effective Date, (y) shall cover the enforceability of the respective Mortgage as amended by the Mortgage Amendment and such other matters incident to the transactions contemplated herein as the Arrangers may reasonably request and (z) shall be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

          (iv) OTHER REAL PROPERTY INFORMATION. The Administrative Agent and the Lenders shall have received such other certificates, documents and information as are reasonably requested by the Lenders, including, without limitation, insurance certificates and engineering reports, permanent certificates of occupancy, if available, and evidence of zoning compliance, each in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

          (b) To the extent not previously delivered, no later than 45 days after the Effective Date:

          (i) LEASEHOLD MORTGAGES: Use commercially reasonable efforts to obtain and deliver to the Administrative Agent (unless waived or extended by the Administrative Agent in it sole discretion) the property owner's consent to the granting of a leasehold mortgage (each a "LEASEHOLD MORTGAGE") and a memorandum lease in recordable form (each a "Memorandum of Lease") with respect to the Real Property leased locations at Pavilion Shopping Center, 16390 Beach Blvd, Westminster, California and 27081 Aliso Creek Road, Aliso Viejo, CA (each a "LEASEHOLD MORTGAGED PROPERTY"). In the event both a consent to Leasehold Mortgage and Memorandum of Lease are obtained with respect a Leasehold Mortgaged Property, the applicable Credit Party shall thereafter, deliver to the Administrative Agent a Leasehold Mortgage with respect to each of the Leasehold Mortgaged Properties in favor of the Administrative Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Credit Party that is the owner of or holder of any interest in such property subject to a Mortgage, and otherwise in form for recording in the recording office of each applicable political subdivision where each such property subject to a Mortgage is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under Applicable Law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to Administrative Agent. The failure of the applicable Credit Party to obtain either the Leasehold Mortgage or Memorandum of Lease in accordance with this paragraph shall not be an Event of Default under the Credit Agreement provided commercially reasonable efforts to obtain the foregoing have been used.

          (ii) TITLE INSURANCE. With respect to each Leasehold Mortgaged Properties, the Administrative Agent shall have received contemporaneously with the Leasehold Mortgage a marked-up commitment or pro forma for a policy of title insurance (the "TITLE POLICY"), insuring Lenders' first priority Liens and showing no Liens prior to Lenders' Liens other than for ad valorem taxes not yet due and payable and such existing Liens on Schedule B of the title insurance policy, with title insurance companies acceptable to the Administrative Agent on the property subject to a Leasehold Mortgage with the final title insurance policy, being delivered within sixty (60) days after the Effective Date. Further, the Borrower agrees to provide or obtain any customary affidavits and indemnities as may be required or necessary to obtain title insurance reasonably satisfactory to the Administrative Agent.

          (iii) TITLE EXCEPTIONS. The Administrative Agent and the Lenders shall have received contemporaneously with the Leasehold Mortgage copies of all recorded documents creating exceptions to the Title Policy.

          (iv) MATTERS RELATING TO FLOOD CERTIFICATION. The Administrative Agent shall have received contemporaneously with the Leasehold Mortgage a completed Federal Emergency Agency Standard Flood Hazard Determination with respect to each Leasehold Mortgaged Properties.

          (v) SURVEYS. The Administrative Agent shall have received contemporaneously with the Leasehold Mortgage copies of ALTA surveys of a recent date for the parcel of Real Property located at Pavilion Shopping Center, 16390 Beach Blvd, Westminster, California certified as of a recent date by a registered engineer or land surveyor. Such survey shall be accompanied by an affidavit (a "SURVEY AFFIDAVIT") of an authorized signatory of the owner of such property stating that there have been no improvements or encroachments to the property since the date of the respective survey such that the existing survey is no longer accurate. Such survey shall show the area of such property, all boundaries of the land with courses and distances indicated, including chord bearings and arc and chord distances for all curves, and shall show dimensions and locations of all easements, private drives, roadways, and other facts materially affecting such property, and shall show such other details as the Administrative Agent may reasonably request, including, without limitation, any encroachment (and the extent thereof in feet and inches) onto the property or by any of the improvements on the property upon adjoining land or upon any easement burdening the property; any improvements, to the extent constructed, and the relation of the improvements by distances to the boundaries of the property, to any easements burdening the property, and to the established building lines and the street lines; and if improvements are existing, (A) a statement of the number of each type of parking space required by Applicable Laws, ordinances, orders, rules, regulations, restrictive covenants and easements affecting the improvement, and the number of each such type of parking space provided, and (B) the locations of all utilities serving the improvement.

          (vi) ENVIRONMENTAL ASSESSMENTS. The Administrative Agent and the Lenders shall have received contemporaneously with the Leasehold Mortgage a Phase I Environmental assessment regarding each Leasehold Mortgaged Property by an environmental consulting firm acceptable to the Administrative Agent showing no actual or potential violations of Environmental Laws or liabilities under Environmental Laws, either of which could reasonably be expected to have a Material Adverse Effect.

          (vii) In connection with each Leasehold Mortgaged Properties, the Borrower or applicable Credit Party shall use commercially reasonable efforts to obtain and deliver to the Administrative Agent (unless waived or extended by the Administrative Agent in it sole discretion) Subordination Non-Disturbance Agreements (each a "SNDA") in a form satisfactory to the Administrative Agent relating to the lease and sublease respectively of the property located at Pavilion Shopping Center, 16390 Beach Blvd, Westminster, California and the lease of the property located at 27081 Aliso Creek Road, Aliso Viejo, CA should same be determined to be necessary in the discretion of the Administrative Agent, but subject to any requirements of such respective lease and sublease. The failure of the applicable Credit Party to obtain a SNDA in accordance with this paragraph shall not be an Event of Default under the Credit Agreement provided commercially reasonable efforts to obtain the foregoing have been used.

          (viii) with respect to Leasehold Mortgage, opinions of local counsel to the Credit Parties, which opinions (x) shall be addressed to the Administrative Agent and each of the Lenders and be dated the Effective Date, (y) shall cover the enforceability of the respective Leasehold Mortgage and such other matters incident to the transactions contemplated herein as the Arrangers may reasonably request and (z) shall be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

          (ix) OTHER REAL PROPERTY INFORMATION. The Administrative Agent and the Lenders shall have received such other certificates, documents and information as are reasonably requested by the Lenders, including, without limitation, insurance certificates and engineering reports, permanent certificates of occupancy, if available, and evidence of zoning compliance, each in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

          (c) To the extent not previously delivered, no later than 10 Business Days after the Effective Date (as may be extended by the Administrative Agent in its sole discretion), the Borrower shall deliver to the Administrative Agent the stock certificates (together with instruments of transfer) for Marie Callender Pie Shops, Inc., Marie Callender Wholesalers, Inc., MACAL Investors, Inc., MCID, Inc., Wilshire Beverage, Inc. and FIV Corp., as set forth in Schedule 10 of the Perfection Certificate (or replacements thereof).

                                   ARTICLE X

                               FINANCIAL COVENANTS

          Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in SECTION 14.2, the Borrower and its Subsidiaries on a Consolidated basis will not:

          SECTION 10.1. LEVERAGE RATIO. As of any fiscal quarter end beginning with the fiscal quarter ended October 1, 2006, permit the Consolidated Leverage Ratio to be greater than the corresponding ratio set forth below:


         ---------------------------------------------------------------- -----------------------------------
                              PERIOD                                                 MAXIMUM RATIO
         ---------------------------------------------------------------- -----------------------------------
          Q3 Fiscal Year 2006                                                        6.00 to 1.00
         ---------------------------------------------------------------- -----------------------------------
          Q4 Fiscal Year 2006                                                        5.75 to 1.00
         ---------------------------------------------------------------- -----------------------------------
          Q1 Fiscal Year 2007 - Q2 Fiscal Year 2007                                  5.50 to 1.00
         ---------------------------------------------------------------- -----------------------------------
          Q3 Fiscal Year 2007 - Q4 Fiscal Year 2007                                  5.25 to 1.00
         ---------------------------------------------------------------- -----------------------------------
          Q1 Fiscal Year 2008 - Q2 Fiscal Year 2008                                  5.00 to 1.00
         ---------------------------------------------------------------- -----------------------------------
          Q3 Fiscal Year 2008 - Q4 Fiscal Year 2008                                  4.75 to 1.00
         ---------------------------------------------------------------- -----------------------------------
          Q1 Fiscal Year 2009 - Q2 Fiscal Year 2009                                  4.50 to 1.00
         ---------------------------------------------------------------- -----------------------------------
          Q3 Fiscal Year 2009 - Q4 Fiscal Year 2009                                  4.25 to 1.00
         ---------------------------------------------------------------- -----------------------------------
          Q1 Fiscal Year 2010 - Q2 Fiscal Year 2010                                  4.00 to 1.00
         ---------------------------------------------------------------- -----------------------------------
          Q3 Fiscal Year 2010 and thereafter                                         3.75 to 1.00
         ---------------------------------------------------------------- -----------------------------------


          SECTION 10.2. FIXED CHARGE COVERAGE RATIO. As of any fiscal quarter end beginning with the fiscal quarter ended October 1, 2006, permit the ratio of
(a) Consolidated EBITDAR for the period of four (4) consecutive fiscal quarters ending on such date less Maintenance Capital Expenditures (not financed through a Debt Issuance or Equity Issuance permitted hereunder) for such period to (b) Consolidated Fixed Charges for such period to be less than the corresponding ratio set forth below:


         ---------------------------------------------------------------- -----------------------------------
                              PERIOD                                                 MINIMUM RATIO
         ---------------------------------------------------------------- -----------------------------------
          Q3 Fiscal Year 2006  - Q4 Fiscal Year 2008                                 1.00 to 1.00
         ---------------------------------------------------------------- -----------------------------------
          Q1 Fiscal Year 2009 - Q4 Fiscal Year 2009                                  1.05 to 1.00
         ---------------------------------------------------------------- -----------------------------------
          Q1 Fiscal Year 2010 and thereafter                                         1.10 to 1.00
         ---------------------------------------------------------------- -----------------------------------


          SECTION 10.3. MAXIMUM CAPITAL EXPENDITURES. Permit the aggregate amount of all Capital Expenditures in any Fiscal Year to exceed the amount set forth opposite such Fiscal Year below:


         ---------------------------------------------------------------- -----------------------------------
                              PERIOD                                                MAXIMUM AMOUNT
         ---------------------------------------------------------------- -----------------------------------
         Fiscal Year 2006                                                           $27.1 million
         ---------------------------------------------------------------- -----------------------------------
         Fiscal Year 2007                                                           $32.6 million
         ---------------------------------------------------------------- -----------------------------------



         ---------------------------------------------------------------- -----------------------------------
                              PERIOD                                                MAXIMUM AMOUNT
         ---------------------------------------------------------------- -----------------------------------
         Fiscal Year 2008                                                           $36.1 million
         ---------------------------------------------------------------- -----------------------------------
         Fiscal Year 2009                                                           $36.6 million
         ---------------------------------------------------------------- -----------------------------------
         Fiscal Year 2010                                                           $38.5 million
         ---------------------------------------------------------------- -----------------------------------
         Fiscal Year 2011                                                           $40.0 million
         ---------------------------------------------------------------- -----------------------------------
         Fiscal Year 2012                                                           $42.0 million
         ---------------------------------------------------------------- -----------------------------------
         Fiscal Year 2013                                                           $15.0 million
         ---------------------------------------------------------------- -----------------------------------


          Notwithstanding the foregoing, the maximum amount of Capital Expenditures permitted by this SECTION 10.3 in any Fiscal Year shall be increased by the amount of Capital Expenditures that were permitted to be made under this SECTION 10.3 in the immediately preceding Fiscal Year (without giving effect to any carryover amount from prior Fiscal Years) over the amount of Capital Expenditures actually made during such preceding Fiscal Year.

                                   ARTICLE XI

                               NEGATIVE COVENANTS

          Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in SECTION 14.2, Holdings has not and will not, and will not permit any of its Subsidiaries to:

          SECTION 11.1. LIMITATIONS ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness except:

          (a) the Obligations (excluding Hedging Obligations permitted pursuant to Section 11.1(b));

          (b) Indebtedness incurred in connection with a Hedging Agreement; PROVIDED that if the Hedging Obligations pursuant to any such Hedging Agreement relate to interest rates, (i) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (ii) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

          (c) Indebtedness existing on the Effective Date and listed on SCHEDULE 7.1(t), and any refinancings, refundings, renewals or extensions thereof; PROVIDED that (i) the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by accrued but unpaid interest on the refinanced Indebtedness and an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) any refinancing, refunding, renewal or extension of any Subordinated Indebtedness shall be (A) on subordination terms at least as favorable to the Lenders as, and no more restrictive on Holdings and its Subsidiaries than, the Subordinated Indebtedness being refinanced, refunded, renewed or extended and (B) in a principal amount not less than the principal amount outstanding at the time of such refinancing, refunding, renewal or extension;

          (d) Indebtedness of the Borrower and its Subsidiaries incurred in connection with Capital Leases or Synthetic Leases, and purchase money Indebtedness of the Borrower and its Subsidiaries, and any refinancings, refundings, renewals or extensions thereof, in an aggregate amount not to exceed $10,000,000 on any date of determination;

          (e) Indebtedness of a Person existing at the time such Person became a Subsidiary or assets were acquired from such Person, to the extent such Indebtedness was not incurred in connection with or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, not to exceed in the aggregate at any time outstanding $5,000,000 and any refinancings, refundings, renewals or extensions thereof; PROVIDED that (i) the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the accrued but unpaid interest on such refinanced Indebtedness and a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) any refinancing, refunding, renewal or extension of any Subordinated Indebtedness shall be (A) on subordination terms at least as favorable to the Lenders as, and no more restrictive on Holdings and its Subsidiaries than the Subordinated Indebtedness being refinanced, refunded, renewed or extended and (B) in a principal amount not less than the principal amount outstanding at the time of such refinancing, refunding, renewal or extension;

          (f) Guaranty Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

          (g) Guaranty Obligations with respect to Indebtedness permitted pursuant to subsections (a) through (d) and (k) through (n) of this Section; PROVIDED that (i) any Guaranty Obligations with respect to Indebtedness permitted pursuant to clause (k) of this Section shall be considered an Investment in the Foreign Subsidiary and shall be permitted under this clause (g) only to the extent such Investment is permitted under
     SECTION 11.3 and (ii) any Guaranty Obligation with respect to Indebtedness permitted pursuant to clause (l) of this Section shall be subordinated to the same extent as the subordination of such Indebtedness;

          (h) Indebtedness of (i) any Credit Party owed to another Credit Party,
     (ii) of any Credit Party owed to a Subsidiary that is not a Credit Party and (iii) of any Subsidiary that is not a Credit Party owed to any Credit Party; PROVIDED that (i) the aggregate amount of Indebtedness permitted by clause (iii) of this SECTION 11.1(h), together with the aggregate amount of Investments permitted pursuant to SECTION 11.3(l), shall not exceed $10,000,000, (ii) all such intercompany Indebtedness of a Credit Party owed to a Subsidiary that is not a Credit Party shall be unsecured and (subject to any limitation under laws applicable to such Subsidiary that is not a Credit Party, its directors or its stockholders) subordinated in right of payment to the payment in full in cash of the Obligations solely in connection with any bankruptcy, insolvency or liquidation proceeding and
     (iii) if any
     intercompany Indebtedness of any Subsidiary that is not a Credit Party owed to any Credit Party is represented by a physical note, such note shall be pledged to the Administrative Agent for the benefit of the Secured Parties;

          (i) Indebtedness secured by Liens permitted by clause (j) of SECTION 11.2; PROVIDED that such Indebtedness is extinguished within five (5) Business Days of its incurrence;

          (j) Guaranty Obligations by a Credit Party with respect to the Indebtedness of franchisees to the extent permitted pursuant to SECTION 11.3(I);

          (k) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not exceeding $5,000,000 at any date of determination;

          (l) additional Subordinated Indebtedness of Holdings or any of its Subsidiaries; PROVIDED that in the case of each issuance of Subordinated Indebtedness, (i) no Default or Event of Default shall have occurred and be continuing or would be caused by the issuance of such Subordinated Indebtedness, and (ii) the Administrative Agent shall have received reasonably satisfactory written evidence that the Credit Parties would be in compliance with all covenants contained in this Agreement on a PRO FORMA basis after giving effect to the issuance of any such Subordinated Indebtedness;

          (m) additional Indebtedness of Borrower or any of its Subsidiaries not otherwise permitted pursuant to this Section in an aggregate amount outstanding not to exceed $10,000,000; and

          (n) Indebtedness pursuant to the Senior Note Documents; and any refinancings, refundings, renewals or extensions thereof; PROVIDED that (i) the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the accrued but unpaid interest on such refinanced Indebtedness, the required "make whole" payments set forth in the Senior Note Documents and a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms of any such refinancings, refundings, renewals or extensions thereof, taken as a whole, are no less favorable to the Lenders or the Borrower.

PROVIDED, that, except as provided in SECTION 11.11, no agreement or instrument with respect to Indebtedness permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of the Borrower to make any payment to the Borrower or any of its Wholly-Owned Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrower to pay the Obligations.

          SECTION 11.2. LIMITATIONS ON LIENS. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including, without limitation, shares of Capital Stock), real or personal, whether now owned or hereafter acquired, except:

          (a) Liens for taxes, assessments and other governmental charges or levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being or will be contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP; PROVIDED that such proceedings instituted contesting such Lien shall stay the sale or forfeiture of any portion of the Collateral on account of such a Lien;

          (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than sixty (60) days or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP; PROVIDED that such proceedings instituted contesting such Lien shall stay the sale or forfeiture of any portion of the Collateral on account of such a Lien;

          (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance, old age pensions, Social Security obligations or similar legislation;

          (d) (i) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of Real Property and defects, irregularities in the title thereto, and similar encumbrances which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of such property or impair the use thereof in the ordinary conduct of business and (ii) any interest or title of a lessor in property leased to Holdings and any of its Subsidiaries, or any encumbrances on any such interest or title of such lessor, to the extent such lease is permitted hereby; PROVIDED that any Liens permitted pursuant to clause (d)(ii) shall be subordinated to the Liens granted pursuant to the Security Documents to secure the Obligations;

          (e) Liens of the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties under the Loan Documents;

          (f) Liens existing on any asset of any Person at the time such Person becomes a Subsidiary of Holdings or is merged or consolidated with or into a Subsidiary of Holdings which (i) were not created in contemplation of or in connection with such event and (ii) do not extend to or cover any other property or assets of Holdings or any Subsidiary, so long as any Indebtedness related to any such Liens is permitted under SECTION 11.1(e);

          (g) Liens not otherwise permitted by this Section and in existence on the Effective Date and described on SCHEDULE 11.2;

          (h) Liens arising out of judgments, attachments or awards not resulting in an Event of Default and in respect of which Holdings or its Subsidiary, as applicable, shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings and, in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

          (i) Liens on assets of Foreign Subsidiaries securing Indebtedness permitted under SECTION 11.1(k);

          (j) normal and customary Liens, rights of setoff and recoupment rights upon deposits of cash in favor of banks or other depository institutions relating to due and unpaid bank fees, bank charges, returned checks and chargebacks, and other normal and customary obligations associated with the maintenance of deposit accounts by such banks or other depository institutions;

          (k) Liens given in replacement of Liens otherwise permitted under this
     SECTION 11.2; PROVIDED, that such replacement Liens extend only to the assets subject to the Lien being replaced or substitutions for such assets;

          (l) Liens securing Indebtedness permitted under SECTION 11.1(d); PROVIDED that (i) such Liens shall be created substantially simultaneously with the acquisition or lease of the related asset or the refinancing, refunding, renewal or extension of the Indebtedness permitted under SECTION 11.1(d), (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price or total lease payment amount of such property at the time it was acquired;

          (m) with respect to each Mortgaged Property, those Liens set forth in Schedule B to the Mortgages encumbering such Mortgaged Property which shall be reasonably acceptable to the Administrative Agent; and

          (n) pledges and deposits to secure the performance of bids, trade contracts, insurance contracts, leases, statutory obligations, tender, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business.

Notwithstanding the foregoing, with respect to Mortgaged Property, "Permitted Liens" shall mean: (i) on the Closing Date, only those items set forth in Schedule B to the applicable Mortgage encumbering such Mortgaged Property and such other Liens, all of which shall be acceptable to the Administrative Agent in its sole discretion, and (ii) thereafter, all items listed in clause (i) together with those Liens described in clauses (a), (b), (d), (e), (f), (k),
(l), (m), and (n) above.

          SECTION 11.3. LIMITATIONS ON LOANS, ADVANCES, INVESTMENTS AND ACQUISITIONS. Purchase, own, invest in or otherwise acquire, directly or indirectly, any Capital Stock, interests in any joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person except:

          (a) (i) investments in Subsidiaries outstanding on the Effective Date,
     (ii) ordinary course investments in Restaurant Partnerships consistent with past practice, (iii) investments in Subsidiaries formed or acquired after the Effective Date so long as Holdings and its Subsidiaries comply with the applicable provisions of SECTION 9.11 and such newly formed or acquired Subsidiary becomes a Subsidiary Guarantor, (iv) investments in the form of the other loans, advances and investments described on SCHEDULE 11.3 existing on the Effective Date and (v) investments in Subsidiary Guarantors;

          (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least P-1 if rated by Moody's and A-1 if rated by S&P, (iii) certificates of deposit and time deposits maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000, (iv) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having one of the two highest ratings obtainable from either S&P or Moody's; (v) repurchase agreements secured by any one or more of the investments described in clauses (i), (ii) or (iii) of this clause (b), and (vi) shares of any so-called "money market fund" provided that such fund is registered under the Investment Company Act of 1940, has net assets of at least $100,000,000 and has an investment portfolio with an average maturity of 365 days or less;

          (c) investments by Holdings or any of its Subsidiaries in the form of Permitted Acquisitions;

          (d) investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in exchange for claims against such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors and customers;

          (e) Hedging Agreements permitted pursuant to SECTION 11.1;

          (f) purchases of assets in the ordinary course of business;

          (g) investments in the form of loans and advances to employees in the ordinary course of business, which, in the aggregate, do not exceed at any time $1,000,000;

          (h) intercompany Indebtedness permitted pursuant to SECTION 11.1;

          (i) the acquisition of one or more notes, leases or other evidences of indebtedness of franchisees, and Guaranty Obligations with respect to franchisee obligations, in accordance with franchisee leasing or loan programs and investments in connection with (A) the conversion to notes or other restructuring of franchisee obligations, (B) making loans and advances to franchisees, and (C) acceptance of notes from franchisees in payment for goods and services provided by the Borrower and its Subsidiaries to such franchisees, in an aggregate amount not to exceed $5,000,000 for all such acquisitions, Guaranty Obligations or investments pursuant to this
     SECTION 11.3(i).

          (j) in the case of investments by Foreign Subsidiaries, substantially similar foreign equivalents of those Investments described in SECTION 11.3(b);

          (k) investments in the form of notes or other deferred payment obligations received as part of the consideration for Asset Dispositions in accordance with SECTION 11.5(f); and

          (l) other investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other outstanding Investments made pursuant to this clause (l) since the Effective Date, not to exceed $10,000,000.

          SECTION 11.4. LIMITATIONS ON MERGERS AND LIQUIDATION. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

          (a) any Wholly-Owned Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (PROVIDED that the Borrower shall be the continuing or surviving Person) or with or into any Subsidiary Guarantor (PROVIDED that the Subsidiary Guarantor shall be the continuing or surviving Person);

          (b) any Wholly-Owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Wholly-Owned Subsidiary; (PROVIDED that if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must either be the Borrower or a Subsidiary Guarantor);

          (c) any Wholly-Owned Subsidiary of the Borrower may merge into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with a Permitted Acquisition;

          (d) any Subsidiary of the Borrower may wind-up into the Borrower or any Subsidiary of the Borrower; PROVIDED that if the Subsidiary being wound up is a Guarantor, it may be wound up into the Borrower or any Subsidiary that is, or will become concurrently with the transaction, a Guarantor; and

          (e) Holdings may merge with or into or consolidate with, or wind-up or liquidate into or otherwise transfer all of its assets to, a parent or a Subsidiary of a parent, so long as (i) the Person surviving such transaction, if not Holdings, shall become a Guarantor and assume all of Holdings' covenants and obligations hereunder pursuant to a Joinder Agreement (and each reference to Holdings in this Agreement or any Loan Document shall thereafter be deemed to refer and apply to such Surviving Person), (ii) after giving effect to such transactions, Holdings and its Subsidiaries shall be in compliance with the covenants set forth in ARTICLES IX, X and XI hereto and (iii) the representations and warranties contained in ARTICLE VII that are subject to materiality or Material Adverse Effect qualifications shall be true, correct and complete in all respects and all representations and warranties that are not subject to materiality or Material Adverse Effect qualification are true, correct and complete in all material respects, after giving effect to such transaction; PROVIDED that for the purposes of sub-clauses (ii) and (iii) of this
     SECTION 11.4(e) and any test related thereto, any reference to Holdings shall be deemed to refer to the Person surviving such transaction, if not Holdings.

          SECTION 11.5. LIMITATIONS ON ASSET DISPOSITIONS. Make any Asset Disposition (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction) except:

          (a) the sale of inventory in the ordinary course of business;

          (b) the sale, lease or sublease of obsolete, unused, worn-out or surplus assets (other than Mortgaged Property) no longer used or usable in the business of the Borrower or any of its Subsidiaries;

          (c) the transfer of assets to the Borrower or, (i) in the case of a transfer of assets by any Guarantor, to any other Guarantor and (ii) in the case of a transfer of assets by any Subsidiary that is not a Guarantor, to any Subsidiary, each pursuant to SECTION 11.4; PROVIDED such transfer shall be made subject to Liens of the applicable Collateral Document and in accordance with the provisions of SECTION 9.11;

          (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

          (e) the disposition of any Hedging Agreement;

          (f) additional Asset Dispositions not otherwise permitted pursuant to this Section in an aggregate amount not to exceed $10,000,000 in any Fiscal Year and $35,000,000 in the aggregate from the Effective Date; PROVIDED that (i) the Credit Party (or its Subsidiary, as the case may be) shall receive consideration in connection with such Asset Disposition at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Credit Party or its Subsidiary is in the form of cash, Cash Equivalents or a combination thereof;

          (g) transfers of assets pursuant to Investments permitted by SECTION 11.3;

          (h) exchanges of like kind, owned Real Property operated as restaurants, pursuant to Section 1031 of the Internal Revenue Code; PROVIDED that to the extent the property to be exchanged is subject to a Mortgage, the newly-acquired Real Property shall also be subject to a Mortgage and the Borrower shall comply with SECTION 9.11(c) (regardless of whether SECTION 9.11(c) would otherwise require a Mortgage); and

          (i) Sale and Leaseback Transactions entered into after the Effective Date and contemporaneously with or within 360 days after the acquisition of the property subject to the Sale and Leaseback Transactions; PROVIDED that (i) no Default or Event of Default shall have occurred or be continuing or shall result from the consummation of such Sale and Leaseback Transaction, (ii) the Credit Party (or its Subsidiary, as the case may be) shall receive consideration in connection with such Sale and Leaseback Transaction at least equal to the fair market value of the subject assets and (ii) 100% of the consideration received by the Credit Party or its Subsidiary is in the form of cash, Cash Equivalents or a combination thereof.

          SECTION 11.6. LIMITATIONS ON DIVIDENDS AND DISTRIBUTIONS. Declare or pay any dividends upon any of its Capital Stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its Capital Stock, or make any distribution of cash, property or assets among the holders of shares of its Capital Stock, (collectively, a "RESTRICTED PAYMENT"); PROVIDED that:

          (a) Holdings or any Subsidiary may pay dividends in shares of its own Capital Stock;

          (b) any Subsidiary may pay cash dividends to the Borrower or another Subsidiary that is a Credit Party and, so long as no Default or Event of Default has occurred or is continuing, to other equity holders of such Subsidiary on a pro rata basis.

          (c) so long as no Event of Default exists, the Borrower may make payments in the amounts and at the rates specified in the Management Agreement;

          (d) the Borrower may make payments to Holdings, and Holdings may make payments to any direct or indirect parent of Holdings, to pay franchise taxes, directors fees and reasonable accounting, legal and administrative expenses of Holdings and such parents when due, in an aggregate amount not to exceed $1,000,000 per annum;

          (e) for so long as the Borrower is a member of a group filing a consolidated or combined tax return with Holdings or any direct or indirect parent of Holdings, the Borrower may make payments to Holdings and Holdings may make payments to such Person in respect of an allocable portion of the tax liabilities of such group that is attributable to Holdings, the Borrower or their Subsidiaries (limited, in the case of Holdings, to taxes attributable to its ownership of the Borrower) ("TAX PAYMENTS"). The Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that the Borrower would owe if the Borrower were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Borrower and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that Holdings or such Person actually owes to the appropriate taxing authority. Any Tax Payments received from the Borrower shall be paid over to the appropriate taxing authority within 30 days of Holdings' or any direct or indirect parent of Holdings' receipt of such Tax Payments or refunded to the Borrower;

          (f) if no Event of Default shall exist or would occur after giving effect thereto, any Credit Party may make any Restricted Payments not otherwise permitted by this Section, not to exceed $2,000,000 in any fiscal year of Holdings and $10,000,000 in the aggregate after the Effective Date; PROVIDED, that any amount not utilized in a previous fiscal year may be utilized in the immediately succeeding fiscal year;

          (g) the Borrower may repurchase, redeem, or otherwise acquire for value any Capital Stock of the Borrower, and the Borrower may make distributions, loans and advances to Holdings and Holdings may make distributions, loans and advances to any direct or indirect parent to enable the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of Holdings, or any direct or indirect parent of Holdings, in each case, held by any current or former officer, director, consultant or employee of Holdings or any of its Subsidiaries (or Heirs or other permitted transferees thereof); PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed $1.5 million in any calendar year; PROVIDED, FURTHER that the Borrower may carry over and make in subsequent calendar years, in addition to the amounts permitted for such calendar year, the amount of such purchases, redemptions or other acquisitions or retirements for value permitted to have been made but not made in any preceding calendar year up to a maximum of $3.0 million in any calendar year; PROVIDED FURTHER that such amount in any calendar year may be increased by an amount not to exceed (1) the net cash proceeds from the sale of Capital Stock of the Borrower (or Holdings or any direct or indirect parent of Holdings to the extent such net cash proceeds are contributed to the common equity of Holdings) to employees, officers, directors or consultants of Holdings and its Subsidiaries that occurs after the Effective Date (to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments) plus (2) the cash proceeds of key man life insurance policies received by Holdings and its Subsidiaries after the Effective Date less any amounts previously applied to the payment of Restricted Payments pursuant to this clause (g); PROVIDED FURTHER that cancellation of Indebtedness owing to Holdings or any of its Subsidiaries from employees, officers, directors and consultants of Holdings or any of its Subsidiaries in connection with the repurchase of Capital Stock of the Borrower, Holdings or any direct or indirect parent from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section.

          (h) there shall be permitted hereunder (i) the repurchase of Capital Stock deemed to occur upon the exercise of options, warrants or other convertible securities to the extent such Capital Stock represent a portion of the exercise price of those options, warrants or other convertible securities and (ii) cash payments in lieu of the issuance of fractional shares in connection with the exercise of options, warrants, or other convertible securities;

          (i) Holdings and the Borrower may make payments in connection with or as a result of the Acquisition (including, without limitation, payments in respect of Earnouts) to the extent contemplated by the Acquisition Documents;

          (j) Holdings and the Borrower may make Restricted Payments in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary) of, other Capital Stock.

          (k) On the Effective Date, in connection with the redemption of equity interests in Target from certain existing shareholders, Holdings and the Borrower may cancel up to $1.0 million of indebtedness of such shareholders owed to the Credit Parties.

          SECTION 11.7. LIMITATIONS ON EXCHANGE AND ISSUANCE OF CAPITAL STOCK. Issue, sell or otherwise dispose of any class or series of Capital Stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be,
(a) convertible or exchangeable into Indebtedness or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due prior to the Revolving Credit Maturity Date.

          SECTION 11.8. TRANSACTIONS WITH AFFILIATES. Directly or indirectly (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates or (b) enter into, or be a party to, any other transaction not described in clause (a) above with any of its Affiliates other than:

          (i) transactions permitted by SECTION 11.3, 11.4, 11.6 and 11.7;

          (ii) transactions existing on the Effective Date or any amendment thereto or transaction contemplated thereby and described on Schedule 11.8 (and any replacement or amendment of any such agreement so long as any such amendment or replacement thereof is not materially less favorable to the Lenders than the original agreement in effect on the Effective Date);

          (iii) compensation, reimbursement of reasonable expenses and indemnification of officers, directors and employees pursuant to customary employment, consulting and benefit arrangements;

          (iv) other transactions in the ordinary course of business on terms as favorable as would be obtained by it on a comparable arms-length transaction with an independent, unrelated third party as determined in good faith by the board of directors of the Borrower;

          (v) so long as no Event of Default exists, the payment of fees to Castle Harlan, Inc. in the amounts and at the rates specified in the Management Agreement;

          (vi) Equity Issuances of Holdings and the granting of registration rights in respect of any such Capital Stock, which rights have been approved by the board of directors of Holdings or the Borrower;

          (vii) the purchase or sale of goods or provision of services to an Affiliate in the ordinary course of business on terms comparable to those offered to or available from third party customers or suppliers; and

          (viii) reimbursement of reasonable expenses actually incurred by Castle Harlan, Inc. and its Affiliates in accordance with the Management Agreement.

          SECTION 11.9. CERTAIN ACCOUNTING CHANGES; ORGANIZATIONAL DOCUMENTS.
(a) Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP or Applicable Law or (b) amend, modify or change its Organizational Documents, other than amendments, modifications or waivers (as the case may be) which (i) would not have a material adverse effect on the ability of such Person to perform its obligations under the Loan Documents or (ii) are not adverse in any material respect to the interests of the Lenders.

          SECTION 11.10. AMENDMENT OF MATERIAL DOCUMENTS.

          (a) Amend or modify, or permit the amendment or modification of, any provision of any Transaction Document, in each case other than amendments, modifications or waivers (as the case may be) which are not adverse in any material respect to the interests of the Lenders.

          (b) Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Indebtedness in any respect that is adverse in any material respect to the interests of the Lenders.

          SECTION 11.11. PREPAYMENTS OF SUBORDINATED INDEBTEDNESS. Make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Subordinated Indebtedness, other than in connection with a refinancing, refunding, renewal or extension of such Subordinated Indebtedness permitted by
SECTION 11.1(c) or (n).

          SECTION 11.12. RESTRICTIVE AGREEMENTS.

          (a) Enter into any Indebtedness which contains any negative pledge on assets or any covenants more restrictive than the provisions of ARTICLES IX, X and XII hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Indebtedness.

          (b) Enter into or permit to exist any agreement which impairs or limits the ability of any Subsidiary of the Borrower to pay dividends to the Borrower. However, this restriction set forth in SECTION 11.11(a) and (b) will not apply to restrictions existing under or by reason of:

          (i) the Senior Notes Documents or the Loan Documents,

          (ii) Applicable Law,

          (iii) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Borrower or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred or issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred,

          (iv) any agreement for the sale or other disposition of Capital Stock or assets of a Subsidiary or an agreement entered into for the sale of specified assets that restrict distributions by that Subsidiary pending such sale,

          (v) Indebtedness permitted by Section 11.1(c), (d), (e) or (n) as a refinancing, renewal or extension of other Indebtedness permitted by such sections, provided that the restrictions contained in the agreements governing such Indebtedness are no more materially restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced,

          (vi) provisions limiting the disposition or distribution of assets or property in joint venture agreements, partnership agreements, limited liability company operating agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the board of directors of the Borrower, which limitation is applicable only to the assets that are the subject of such agreements,

          (vii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business,

          (viii) provisions in agreements or instruments that prohibit the payment of dividends or the making of other distributions with respect to any Capital Stock of a Person other than on a pro rata basis,

          (ix) restrictions in other Indebtedness incurred in compliance with
     Section 11.1; provided that such restrictions, taken as a whole, are, in the good faith judgment of the Borrower's board of directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in this Agreement and the Senior Note Agreement,

          (x) customary non-assignment provisions in leases, contracts, licenses and other agreements entered into in the ordinary course of business and consistent with past practices,

          (xi) purchase money obligations for property acquired in the ordinary course of business and Capital Lease obligations that impose restrictions on the ability of any Subsidiary to transfer any of such acquired properties or assets to the Borrower or any of its Subsidiaries,

          (xii) secured Indebtedness otherwise permitted to be incurred pursuant to Section 11.2 that limits the right of the debtor to dispose of assets securing Indebtedness;

          (xiii) agreements governing existing Indebtedness as in effect on the Effective Date and any amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such encumbrances and restrictions than those contained in those agreements on the Closing Date,

          (xiv) any encumbrances or restrictions imposed by any amendments, modifications restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xii) above; provided that the encumbrances or restrictions in such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, in the good faith judgment of the board of directors of the Borrower, taken as a whole, than the encumbrances or restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

          SECTION 11.13. NATURE OF BUSINESS. Alter in any material respect the character or conduct of the business conducted by the Borrower and its Subsidiaries as of the Closing Date, and other businesses that are ancillary or related thereto.

          SECTION 11.14. IMPAIRMENT OF SECURITY INTERESTS. Take or omit to take any action, which might or would have the result of materially impairing the security interests in favor of the Administrative Agent with respect to the Collateral or grant to any Person (other than the Administrative Agent for the benefit of itself and the Secured Parties pursuant to the Security Documents) any interest whatsoever in the Collateral, except for Permitted Liens and asset sales permitted under SECTION 11.5.

                                  ARTICLE XII

                              DEFAULT AND REMEDIES

          SECTION 12.1. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

          (a) DEFAULT IN PAYMENT OF PRINCIPAL OF LOANS AND REIMBURSEMENT OBLIGATIONS. The Borrower shall default in any payment of principal of any Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

          (b) OTHER PAYMENT DEFAULT. The Borrower or any other Credit Party shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue for a period of five (5) Business Days.

          (c) MISREPRESENTATION. Any representation, warranty, certification or statement of fact made or deemed made by the Borrower or any other Credit Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made or deemed made; or any representation, warranty, certification or statement of fact made or deemed made by the Borrower or any other Credit Party herein, any other Loan Document, or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made.

          (d) DEFAULT IN PERFORMANCE OF CERTAIN COVENANTS. The Borrower or any other Credit Party shall default in the performance or observance of any covenant or agreement contained in SECTION 8.5(e)(i) or ARTICLES X or XI.

          (e) DEFAULT IN PERFORMANCE OF OTHER COVENANTS AND CONDITIONS. The Borrower or any other Credit Party shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Administrative Agent.

          (f) HEDGING AGREEMENT. The Borrower or any other Credit Party shall default in the performance or observance of any terms, covenant, condition or agreement (after giving effect to any applicable grace or cure period) under any Hedging Agreement and such default causes the termination of such Hedging Agreement and the Termination Value owed by such Credit Party as a result thereof exceeds $10,000,000.

          (g) INDEBTEDNESS CROSS-DEFAULT. The Borrower or any other Credit Party shall (i) default in the payment of any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate outstanding amount of which Indebtedness is in excess of $10,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate outstanding amount of which Indebtedness is in excess of $10,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause such Indebtedness, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, to become due prior to its stated maturity (any applicable grace period having expired).

          (h) CHANGE IN CONTROL. Any Change in Control shall occur.

          (i) VOLUNTARY BANKRUPTCY PROCEEDING. Holdings or any Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

          (j) INVOLUNTARY BANKRUPTCY PROCEEDING. A case or other proceeding shall be commenced against the Borrower or any Credit Party thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any Credit Party thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

          (k) FAILURE OF AGREEMENTS. Any provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be valid and binding on the Borrower or any other Credit Party party thereto or any such Person shall so state in writing, or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

          (l) TERMINATION EVENT. The occurrence of any of the following events:
     (i) an accumulated funding deficiency occurs or exists, whether or not waived, with respect to any Pension Plan which could reasonably be expected to have a Material Adverse Effect, or (ii) a Termination Event.

          (m) JUDGMENT. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $10,000,000 in any Fiscal Year shall be entered against the Borrower or any Credit Party by any court and such judgment or order shall continue without having been discharged, vacated or stayed for a period of sixty (60) days after the entry thereof (and such judgment is not covered by insurance provided by insurers that are solvent and have acknowledged coverage to the reasonable satisfaction of the Required Lenders with respect to such judgment or judgments).

          SECTION 12.2. REMEDIES. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

          (a) ACCELERATION; TERMINATION OF FACILITIES. Terminate the Commitments and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations (other than Hedging Obligations), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; PROVIDED, that upon the occurrence of an Event of Default specified in Section 12.1(i) or (j), the Credit Facility shall be automatically terminated and all Obligations (other than Hedging Obligations) shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

          (b) LETTERS OF CREDIT. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations on a pro rata basis. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

          (c) RIGHTS OF COLLECTION. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower's Obligations.

          SECTION 12.3. RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the

Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

          SECTION 12.4. CREDITING OF PAYMENTS AND PROCEEDS. In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 12.2, all payments received by the Lenders upon the Obligations and all net proceeds from the enforcement of the Obligations shall be applied:

          FIRST, to payment of that portion of the Obligations constituting fees and expenses, including attorney fees, payable to the Administrative Agent in its capacity as such and the Issuing Lender in its capacity as such (ratably among the Administrative Agent and the Issuing Lender in proportion to the respective amounts described in this clause FIRST payable to them);

          SECOND, to payment of that portion of the Obligations constituting fees payable to the Lenders, including attorney fees (ratably among the Lenders in proportion to the respective amounts described in this clause SECOND payable to them);

          THIRD, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations and any Hedging Obligations (including any termination payments and any accrued and unpaid interest thereon) (ratably among the Lenders in proportion to the respective amounts described in this clause THIRD payable to them);

          FOURTH, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Reimbursement Obligations (ratably among the Lenders in proportion to the respective amounts described in this clause FOURTH held by them);

          FIFTH, to the Administrative Agent for the account of the Issuing Lender, to cash collateralize any L/C Obligations then outstanding; and

          LAST, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

          SECTION 12.5. ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the

     Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 3.3, 5.3 and 14.3) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 5.3 and 14.3.

          Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

                                  ARTICLE XIII

                            THE ADMINISTRATIVE AGENT

          SECTION 13.1. APPOINTMENT AND AUTHORITY. Each of the Lenders and the Issuing Lender hereby irrevocably appoints Wachovia to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.

          SECTION 13.2. RIGHTS AS A LENDER. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

          SECTION 13.3. EXCULPATORY PROVISIONS. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

          (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

          (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), PROVIDED that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law; and

          (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

          The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in SECTION 12.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.

          The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in ARTICLE VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          SECTION 13.4. RELIANCE BY THE ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a

Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          SECTION 13.5. DELEGATION OF DUTIES. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          SECTION 13.6. RESIGNATION OF ADMINISTRATIVE AGENT.

          (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld and which, in any event, will not be required during the continuance of a Default or an Event of Default) to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above PROVIDED that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and SECTION 14.2 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

          (b) Any resignation by Wachovia as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Lender and Swingline Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (b) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

          SECTION 13.7. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

          SECTION 13.8. NO OTHER DUTIES, ETC. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, book manager, lead manager, arranger, lead arranger or co-arranger listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

          SECTION 13.9. COLLATERAL AND GUARANTY MATTERS. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

          (a) to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of itself and the Lenders, under any Loan Document (i) upon repayment of the outstanding principal of and all accrued interest on the Loans, payment of all outstanding fees and expenses hereunder, the termination of the Lenders' Commitments and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to SECTION 14.2, if approved, authorized or ratified in writing by the Required Lenders;

          (b) to subordinate any Lien on any Collateral, except Mortgaged Property, granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Collateral that is permitted by
     SECTION 11.2(G); and

          (c) to release any Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section.

          SECTION 13.10. NO FIDUCIARY DUTY. Each of the Borrower and the Guarantors acknowledges and agrees that in connection with all aspects of each transaction contemplated by this Agreement, the Borrower and the Guarantors and Wachovia Capital Markets, LLC, and any affiliate through which it may be acting (each, a "TRANSACTION AFFILIATE"), have an arms-length business relationship that creates no fiduciary duty on the part of Wachovia Capital Markets, LLC or any Transaction Affiliate and each expressly disclaims any fiduciary relationship.

                                  ARTICLE XIV

                                  MISCELLANEOUS

          SECTION 14.1. NOTICES.

          (a) METHOD OF COMMUNICATION. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing (for purposes hereof, the term "writing" shall include information in electronic format such as electronic mail and internet web pages), or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via electronic mail, posting on an internet web page, telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by electronic mail, posting on an internet web page, or telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a failure to receive a confirming written notice.

          (b) ADDRESSES FOR NOTICES. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

      If to the Borrower:      TRC Holding Corp.

                               c/o Castle Harlan, Inc.
                               150 East 58th Street
                               New York, NY  10155
                               Attention: David Pittaway and William Pruellage Telephone No.: (212) 644-8600
                               Telecopy No.: (212) 207-8042

                               And

                               The Restaurant Company
                               6075 Poplar Street
                               Memphis, TN  38119
                               Attention:  James Stryker
                               Telephone No.:
                               Telecopy No.:  (901) 766-6482

      With copies to:          Schulte Roth & Zabel LLP
                               919 Third Ave.
                               New York, NY  10022
                               Attention:  Robert Goldstein, Esq. and Ronald B.
                               Risdon, Esq.
                               Telephone No.: (212) 756-2000
                               Telecopy No.: (212) 593-5955

      If to Wachovia as        Wachovia Bank, National Association
      Administrative Agent:    Charlotte Plaza, CP-8
                               201 South College Street
                               Charlotte, North Carolina 28288-0680
                               Attention:  Syndication Agency Services
                               Telephone No.: (704) 374-2698
                               Telecopy No.: (704) 383-0288

      With copies to:          Cahill Gordon & Reindel LLP
                               80 Pine Street
                               New York, New York  10005
                               Attention:  James J. Clark, Esq.
                               Telephone No.:  212-701-3000
                               Telecopy No.:  (212) 269-5420

      If to any Lender:        To the address set forth on the Register

          (c) ADMINISTRATIVE AGENT'S OFFICE. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative

Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.

          SECTION 14.2. AMENDMENTS, WAIVERS AND CONSENTS. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; PROVIDED, that no amendment, waiver or consent shall:

          (a) waive any condition set forth in SECTION 6.2B without the written consent of each Lender;

          (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to SECTION 10.2) or the amount of Loans of any Lender without the written consent of such Lender;

          (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) (other than with respect to mandatory prepayments pursuant to SECTION 4.4(b)(i)-(iv)) or any scheduled or mandatory reduction of the Revolving Credit Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

          (d) reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (iv) of the second proviso to this Section) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Margin that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; PROVIDED that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the rate set forth in SECTION 5.1(c) during the continuance of an Event of Default;

          (e) change SECTION 5.4 or SECTION 12.4 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender affected thereby;

          (f) change SECTION 4.4(b)(vi) in a manner that would alter the order of application of amounts between Classes of Lenders prepaid pursuant thereto without the written consent of each Lender affected thereby;

          (g) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

          (h) release all of the Guarantors or release Guarantors comprising substantially all of the credit support for the Credit Party Obligations, in either case, from the Guaranty Agreement (other than as authorized in SECTION 11.9), without the written consent of each Lender affected thereby;

          (i) release all or a material portion of the Collateral or release any Security Document (other than as authorized in SECTION 12.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender affected thereby; or

          (j) after the Closing Date, expressly change or waive any condition precedent in SECTION 6.3 to any Revolving Credit Loan without the written consent of the Required Revolving Lenders;

PROVIDED FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Lenders required above, affect the rights or duties of the Issuing Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

          If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by
SECTION 14.2, the consent of the Required Lenders has been obtained and the consent of all Lenders required hereunder would have been obtained but for any Lender's failure to consent (such Lender, a "NON-CONSENTING LENDER"), then the Borrower shall have the right to replace each such Non-Consenting Lender or Lenders (or, at the option of the Borrower if the respective Lender's consent is required with respect to less than all Loans (or related Commitments), to replace only the Commitments and/or Loans of the respective Non-Consenting Lender that gave rise to the need to obtain such Lender's individual consent) with one or more assignees pursuant to, and with the effect of an assignment under, SECTION 14.10 so long as at the time of such replacement, each such assignee consents to the proposed change, waiver, discharge or termination.

          SECTION 14.3. EXPENSES; INDEMNITY.

          (a) COSTS AND EXPENSES. The Borrower and any other Credit Party, jointly and severally, shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of one primary counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this

Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) INDEMNIFICATION BY THE BORROWER. Except for Taxes which shall be covered by SECTION 5.11, the Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims (including, without limitation, any Environmental Claims and any civil penalty or fine assessed by OFAC, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee but excluding losses, claims, damages, liabilities and related expenses related to Taxes), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Claim related in any way to the Borrower or any of its Subsidiaries, (iv) any actual claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, (v) any conduct of the Borrower that violates a sanction enforced by OFAC, or (vi) any claim (including, without limitation, any Environmental Claims or civil penalties or fines assessed by OFAC), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant's fees, PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for breach of such Indemnitee's obligations hereunder or under any other Loan

Document, if the Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) are Taxes.

          (c) REIMBURSEMENT BY LENDERS. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity. The obligations of the Lenders under this clause
(c) are subject to the provisions of SECTION 5.7.

          (d) WAIVER OF CONSEQUENTIAL DAMAGES, ETC. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

          (e) PAYMENTS. All amounts due under this Section shall be payable promptly after demand therefor.

          SECTION 14.4. RIGHT OF SET-OFF. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender or the Swingline Lender, irrespective of whether or not such Lender, the Issuing Lender or the Swingline Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, the Issuing Lender or the Swingline Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Issuing Lender, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender, the Swingline Lender or their respective Affiliates may have. Each Lender, the Issuing Lender and the Swingline Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

          SECTION 14.5. GOVERNING LAW.

          (a) GOVERNING LAW. This Agreement and the other Loan Documents, unless expressly set forth therein, shall be governed by, construed and enforced in accordance with, the law of the State of New York, without reference to the conflicts or choice of law principles thereof.

          (b) SUBMISSION TO JURISDICTION. The Borrower irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment in such action or proceeding, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or the Issuing Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

          (c) WAIVER OF VENUE. The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) SERVICE OF PROCESS. Each party hereto irrevocably consents to service of process in the manner provided for notices in SECTION 14.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

          SECTION 14.6. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO

REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 14.7. REVERSAL OF PAYMENTS. To the extent the Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

          SECTION 14.8. INJUNCTIVE RELIEF; PUNITIVE DAMAGES.

          (a) The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

          (b) The Administrative Agent, the Lenders and the Borrower (on behalf of itself and the Credit Parties) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

          SECTION 14.9. ACCOUNTING MATTERS. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); PROVIDED that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and
(ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

          SECTION 14.10. SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

          (a) SUCCESSORS AND ASSIGNS GENERALLY. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section,
(ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) ASSIGNMENTS BY LENDERS. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED that

          (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 in the case of any assignment in respect of the Revolving Credit Facility or $2,000,000 in the case of any assignment of the Term Loan Facility unless (A) such assignment is made to an existing Lender, to an Affiliate thereof or (with respect to any Term Loan) to an Approved Fund, in which case no minimum amount shall apply, or (B) each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed); PROVIDED that the Borrower shall be deemed to have given its consent five
     (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth (5th) Business Day;

          (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned;

          (iii) any assignment of a Revolving Credit Commitment must be approved by the Administrative Agent, the Swingline Lender and the Issuing Lender unless the Person that is the proposed assignee is itself a Lender with a Revolving Credit Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

          (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of SECTIONS 5.9, 5.10, 5.11 and 14.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

          (c) REGISTER. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of and stated interest on each of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Loans and L/C Obligations may be assigned in whole or in part only by registration of such assignment on the Register. Any assignment of all or part of such Loans or L/C Obligations may be effected only by registration of such assignment on the Register.

          (d) PARTICIPATIONS. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

          Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in the first proviso of SECTION 14.2 that directly affects such Participant. Subject to paragraph (e) and the foregoing provisions of this paragraph (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 5.9, 5.10 and 5.11 (subject to the requirements of those sections, including delivery by such Participant of the documents required by
SECTION 5.11(e)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section (subject to the foregoing provisions of this paragraph (d)). To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 14.4 as though it were a Lender, PROVIDED such Participant agrees to be subject to
SECTION 5.6 as though it were a Lender.

          (e) LIMITATIONS UPON PARTICIPANT RIGHTS. A Participant shall not be entitled to receive any greater payment under SECTIONS 5.10 and 5.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.

          (f) CERTAIN PLEDGES. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; PROVIDED that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 14.11. CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and such information shall be disclosed solely in furtherance of the transactions contemplated by the Loan Documents), (b) to the extent requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement or under any other Loan Document (or any Hedging Agreement with a Lender or the Administrative Agent) or any action or proceeding relating to this Agreement or any other Loan Document (or any Hedging Agreement with a Lender or the Administrative Agent) or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any purchasing

Lender, proposed purchasing Lender, Participant or proposed Participant, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or
(y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or (j) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent's or any Lender's regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates. For purposes of this Section, "INFORMATION" means all information received from any Credit Party relating to any Credit Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 14.12. PERFORMANCE OF DUTIES. Each of the Credit Party's obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.

          SECTION 14.13. ALL POWERS COUPLED WITH INTEREST. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

          SECTION 14.14. SURVIVAL OF INDEMNITIES. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this ARTICLE XIV and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

          SECTION 14.15. TITLES AND CAPTIONS. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

          SECTION 14.16. SEVERABILITY OF PROVISIONS. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 14.17. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

          SECTION 14.18. INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.

          SECTION 14.19. TERM OF AGREEMENT. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full and all Commitments have been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

          SECTION 14.20. ADVICE OF COUNSEL, NO STRICT CONSTRUCTION. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          SECTION 14.21. USA PATRIOT ACT. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies the Borrower and Guarantors, which information includes the name and address of each Borrower and Guarantor and other information that will allow such Lender to identify such Borrower or Guarantor in accordance with the Act.

          SECTION 14.22. INCONSISTENCIES WITH OTHER DOCUMENTS; INDEPENDENT EFFECT OF COVENANTS.

          (a) In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; PROVIDED that any provision of the Security Documents which imposes additional burdens on the Borrower or its Subsidiaries or further restricts the rights of the Borrower or its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

          (b) The Borrower expressly acknowledges and agrees that each covenant contained in ARTICLES IX, X, or XI hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in ARTICLES IX, X, or XI if, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in ARTICLES IX, X, or XI.

          SECTION 14.23. AMENDMENT AND RESTATEMENT; NO NOVATION.

          (a) This Agreement constitutes an amendment and restatement of the Original Credit Agreement, as amended, effective from and after the Effective Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Original Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Effective Date, the credit facilities described in the Original Credit Agreement, as amended, shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of the Borrower outstanding as of such date under the Original Credit Agreement, as amended, shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Effective Date, reflect the Commitments of the Lenders hereunder.

          (b) The Credit Parties agree that after giving effect to this Agreement, neither the modification of the Original Credit Agreement effected pursuant to this Agreement nor the execution, delivery, performance or effectiveness of this Agreement:

          (i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document (as such term is defined in the Original Credit Agreement), and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or

          (ii) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

                           [SIGNATURE PAGES TO FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

                                THE RESTAURANT COMPANY, as Borrower


                                By: /s/ JOSEPH TRUNGALE
                                    -----------------------------------------
                                    Name:  Joseph Trungale
                                    Title: President


                                THE RESTAURANT HOLDING CORPORATION, as Holdings


                                By: /s/ JOSEPH TRUNGALE
                                    -----------------------------------------
                                    Name:  Joseph Trungale
                                    Title: President

                                AGENTS AND LENDERS:

                                WACHOVIA BANK, NATIONAL
                                ASSOCIATION, as Administrative Agent,
                                Swingline Lender, Issuing Lender and Lender


                                By: /s/ K.C. BRECHNITZ
                                    --------------------------------------------
                                    Name:  K.C Brechnitz
                                    Title: Director

                                BNP PARIBAS, as Syndication Agent and Lender


                                By:  /s/ AMY KIRSCHNER
                                     -------------------------------------------
                                     Name:  Amy Kirschner
                                     Title: Director


                                BNP PARIBAS, as Syndication Agent and Lender


                                By: /s/ [ILLEGIBLE]
                                    --------------------------------------------
                                    Name:  [Illegible]
                                    Title: Merchant Banking Group

                                WELLS FARGO FOOTHILL, INC. as Lender


                                By: /s/ [ILLEGIBLE] THATCHER
                                    --------------------------------------------
                                    Name:  [Illegible] Thatcher
                                    Title: Assistant Vice President




                                      S-2